Exhibit 10.40

LOFTS AT THE HIGHLANDS APARTMENTS,
ST. LOUIS, MISSOURI
PROPERTY MANAGEMENT AGREEMENT
BETWEEN
MILLS PROPERTIES, INC.
AND
KBS LEGACY PARTNERS LOFTS LLC

9.07.	Representations and Warranties	23
ARTICLE 10.	TERMINATION	23
10.01.	Termination by Owner Without Cause	24
10.02.	Termination by Owner for Cause	24
10.03.	Termination by Property Manager	24
10.04.	Orderly Transition	25
10.05.	Rights Which Survive Termination or Expiration	25
ARTICLE 11.	MISCELLANEOUS	25
11.01.	Governing Law	25
11.02.	Table of Contents and Headings	25
11.03.	Entire Agreement	25
11.04.	Successors and Assigns	26
11.05.	Waiver	26
11.07.	Time	26
11.08.	Attorney's Fees	26
11.09.	Further Acts.	26
11.10.	No Advertising	27
11.11.	Signs	27
11.12.	Owner Exculpatory Clause; Waivers of Jury Trial and Punitive Damages	27
11.14.	Notices	27
11.15.	Counterparts	28

EXHIBITS:

A -	LEGAL DESCRIPTION

B -	RENTAL GUIDELINES

C -	STANDARD RESIDENTIAL LEASE FORM

D -	HUD REQUIREMENTS

PROPERTY MANAGEMENT AGREEMENT
This PROPERTY MANAGEMENT AGREEMENT (this "Agreement") is made as of February 25, 2013 (the "Effective Date") between MILLS PROPERTIES, INC., a Missouri corporation ("Property Manager"), and KBS LEGACY PARTNERS LOFTS LLC, a Delaware limited liability company ("Owner").
RECITALS
A.    Owner is the record or beneficial owner of the Property (as defined below) and Property Manager is experienced in the management, operation, leasing, service, repair and supervision of residential apartment projects similar to the Property.
B.    The parties desire to enter into this Agreement and set forth the terms and conditions under which Property Manager will manage the Property.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, Owner and Property Manager agree as follows:
AGREEMENT
ARTICLE 1.    DEFINITIONS.
1.01.    Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:
"Affiliate" shall mean, when used with respect to any person (a) if such person is a corporation, any officer or director thereof and any person which is directly, or indirectly, the beneficial owner of more than 10% of any class of equity security (as defined in the Securities Exchange Act of 1934) thereof, or if any such beneficial owner is a partnership, any partner thereof, or if any such beneficial owner is a corporation, any person controlling, controlled by or under common control with such beneficial owner or of any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (b) if such person is a partnership, any partner thereof, and (c) any other person which directly or indirectly controls or is controlled by or is under common control with such person. For the purpose of this definition, "control" (including the correlative meanings of the term "controlling," "controlled by" and "under common control with"), with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise. The term "Affiliate" shall also mean, when used with respect to any individual, the parents and grandparents of such individual, the parents and grandparents of any other individual who is an Affiliate of such individual by virtue of any one or more of the foregoing clauses (a), (b) and (c) of this definition, any descendant (whether natural or adopted) of any such parents or grandparents and any spouse of any such descendant.

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“Annual Business Plan” shall have the meaning described in Section 2.02(q).
"Approved Capital Budget" and “Approved Operating Budget” shall have the meanings described in Section 2.02(b).
"Fiscal Year" shall mean the twelve (12) months commencing January 1 and ending December 31.
"Gross Monthly Collections" shall mean the total gross monthly collections received from the Property, including, without limitation, tenant rental income, pet rents and other charges and miscellaneous income items of Owner as applicable. Any payments by tenants on account of any taxes imposed on rentals collected by Property Manager shall be excluded from Gross Monthly Collections. Any advance rental payments shall be included in Gross Monthly Collections when received. Security and other deposits shall not be included therein unless the same are no longer used for security purposes and are applied to income. Without limitation, any payment of money by a tenant to Owner or Property Manager in consideration for or in conjunction with a rental deposit, the termination, cancellation, expiration, renewal, extension or modification of a tenant's lease, property insurance loss proceeds, remodeling and tenant improvement charge costs, condemnation proceeds, or proceeds received by Owner in connection with the sale of any portion of the Property or the refinancing of any indebtedness secured by a lien on any portion of the Property, shall be excluded from the Gross Monthly Collections. Proceeds of business interruption insurance shall be included in Gross Monthly Collections.
"Legacy" shall mean Legacy Partners Residential L.P., a Delaware limited partnership. Legacy has been retained by Owner as an independent contractor for the provision of certain record keeping and accounting services with respect to the Property. In the event Owner notifies Property Manager that Legacy is no longer retained by Owner, all references to Legacy shall be deemed references to Owner.
"Property" shall mean that certain real property consisting of 200-unit multifamily complex (commonly known as the Lofts at the Highlands Apartments) and zero (-0-) square feet of retail space located at 1031 Highlands Plaza Drive West, St. Louis, Missouri 63110, as more particularly described on Exhibit A attached hereto.
"Records Office" shall mean Property Manager's offices located at the Property and its corporate office at 2650 S. Hanley Road, in St. Louis, Missouri.
"Rental Guidelines" shall mean those guidelines attached hereto as Exhibit B, as amended from time to time.
ARTICLE 2.    APPOINTMENT AND SERVICES OF PROPERTY MANAGER.
2.01.    Term. Owner hereby hires Property Manager as the exclusive manager of the Property upon the terms and conditions herein stated, and Property Manager hereby accepts said engagement, for a term beginning on the date of this Agreement and ending at 12:00 midnight on

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the one-year anniversary of the beginning date, unless sooner terminated by Owner or Property Manager as provided in Article 10 of this Agreement. At the expiration of said term, this Agreement, if not renewed in writing by Owner and Property Manager, shall then be deemed a month-to-month agreement cancelable by either party on not less than thirty (30) days’ advance written notice, which notice may be given at any time during a month, provided that in any event the cancellation shall be effective at the end of the calendar month in which the thirty (30) day notice period ends.
2.02.    Services of Property Manager. Property Manager shall direct, supervise, manage, operate, maintain and repair the Property and develop, institute and follow programs and policies to facilitate the efficient operation of the Property in compliance with this Agreement, the Rental Guidelines and all written directions of Owner on as profitable a basis as reasonably possible. Without limiting the generality of the foregoing and subject at all times to such procedures and directions that shall be set forth in this Agreement and the Rental Guidelines (as revised or amended from time to time), Property Manager shall do all of the following:
(a)    Employees. Property Manager shall select, employ, pay, supervise and discharge all employees and personnel necessary for the operation, maintenance and protection of the Property (subject to the limitations set forth in Section 4.01 hereof). All persons so employed by Property Manager shall be employees of Property Manager or independent contractors retained by Property Manager, and not by Owner. All costs of gross salary and wages, payroll taxes, medical and dental insurance, worker's compensation insurance, incentive leasing bonuses and other costs and employee benefit expenses payable on account of such employees, shall be included in the Approved Operating Budget. Property Manager shall fully comply with all applicable laws and regulations having to do with workers' compensation, social security, unemployment insurance, hours of labor, wages, working conditions and other employer/employee-related subjects.
(b)    Records and Budgets. Property Manager shall keep or cause to be kept at the Records Office suitable books of control as provided in this Agreement. Property Manager shall prepare on Microsoft Excel worksheets (using Yardi templates) and submit to Owner and Legacy such monthly, quarterly, annual or other operating and capital budgets as shall be required by Owner. Without limitation, Property Manager shall prepare and submit to Owner and Legacy a proposed operating budget and a proposed capital budget for the Property for the management and operation of the Property for the forthcoming Fiscal Year no later than November 1 of each year during the term hereof. All proposed operating budgets and capital budgets shall be on a form submitted by Property Manager and approved by Owner. Owner will consider the proposed budgets and endeavor to approve such budgets by December 1 of each year during the term hereof. The proposed budgets shall become the Approved Capital Budget and the Approved Operating Budget only when approved by Owner.
In the event an annual operating budget for a Property has not been approved by Owner prior to the commencement of any Fiscal Year during the term hereof, the operating budget for each month (the "Current Month") until the annual operating

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budget is approved shall be the amount of the most recent Approved Operating Budget for the Property for the same calendar month ("Base Month"), as adjusted to reflect (a) any increase or decrease between the Base Month and the Current Month in the Consumer Price Index for All Urban Consumers for the metropolitan area in which the Property is located (base year 1982-84=100) published by the United States Department of Labor, Bureau of Labor Statistics and (b) any increase or decrease in the occupancy of the Property between the Base Month and the Current Month and (c) any increase or decrease in the taxes, insurance and utilities of the Property.
Owner may revoke its approval of either Budget at any time upon twenty (20) days' prior written notice to Property Manager and Legacy. Owner may amend its approval of either Budget and cause the Budget to be amended to conform to such approval at any time upon twenty (20) days' prior written notice to Property Manager and, in such event, only the Budget as so amended shall be deemed approved.
With respect to the first Fiscal Year of the term, if not a full twelve months, Property Manager shall submit to Owner and Legacy for approval an operating and capital budget for the balance of such calendar year as soon as possible and no later than thirty (30) days after the date hereof.
Property Manager shall have the right, from time to time, during each calendar year to submit revised Budgets to Owner and Legacy for approval. Property Manager agrees to use diligence and all reasonable efforts to ensure that the actual costs of maintaining and operating the Property shall not exceed the Approved Operating Budget or the Approved Capital Budget pertaining thereto, as applicable.
(c)    Leasing. Property Manager shall coordinate the leasing activities of the Property and, subject to Section 9.03 below, shall use commercially reasonable efforts to obtain responsible tenants for all unleased units and to renew existing leases at rental rates at least equal to the Rental Guidelines. Property Manager may negotiate and execute leases using the standard lease forms for Owner approved by Owner and attached hereto as Exhibit C. Any deviation from the standard lease forms or the Rental Guidelines shall require the prior written consent of Owner.
(d)    Rent. Property Manager shall use reasonable efforts to ensure that all rents and all other monies payable under the leases are paid by the tenants of the Property as and when the same shall become due and payable directly to Property Manager. Property Manager shall adjust rentals and other required payments where adjustment is contemplated by the leases, shall notify Owner and tenants of such adjustments and shall sign and serve in the name of Owner such notices (except as limited by Section 2.02(e) below), including without limitation letters demanding past due and currently owed rents and other monies, as are deemed appropriate or necessary by Property Manager. Property Manager shall collect and identify any income due Owner from miscellaneous services provided to tenants or the public, including, but not limited to, parking income, tenant storage and cable television charges. All rents and other monies so collected by Property Manager shall be immediately deposited in the Property Bank Account (as

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defined below).
(e)    Collections. Property Manager shall undertake the collection of rents and monetary payments of every kind and of any form due from tenants of the Property. Property Manager shall use its best efforts to collect rent from new or renewing tenants of the Property using Electronic Funds Transfer (EFT) or Automatic Clearing House (ACH) debits from tenant’s accounts and such form of payment shall be a requirements of the approved form of lease; Property Manager shall use commercially reasonable efforts to collect rent from existing tenants of the Property using EFT or ACH debits from tenant’s accounts. Manager shall thereafter actively pursue collection of all such rent and payments. Except as allowed by applicable law, Property Manager shall not terminate any lease, lock out a tenant, institute a suit for rent or for use and occupancy, or institute proceedings for recovery of possession. In the event that any tenant at the Property shall be delinquent in any payment due to Owner beyond any applicable grace periods or otherwise be in default under the terms of its lease, Property Manager shall employ such methods as are commercially reasonable to either collect unpaid rent or to evict the tenant from the premises. Property Manager shall employ a collection agency to pursue payment collection and, except as otherwise required by applicable law, shall utilize legal counsel only if a tenant refuses to vacate an apartment unit following proper notice. The commencement of any litigation (other than for routine residential tenant eviction and residential rent collection matters, including bringing suit for and recovery of any delinquent rents or damages and possession of the premises in the name of Owner as an agent with a beneficial interest), shall require the prior written approval of Owner. In connection with all suits or proceedings (other than for routine residential tenant eviction and residential rent collection matters, including bringing suit for and recovery of any delinquent rents or damages and possession of the premises in the name of Owner as an agent with a beneficial interest), only legal counsel approved by Owner shall be retained, but Property Manager shall recommend legal counsel and furnish Owner with the estimated costs of legal services to be incurred in bringing such suit or proceeding.
(f)    Maintenance. Property Manager shall maintain or cause to be maintained (to the extent not maintained by tenants) the Property and common areas thereof, external and internal, including, without limitation, sidewalks, signs, mechanical, electrical and other systems, parking lots and landscaping, in good and clean condition and repair, provided no maintenance expense, repairs or alterations other than emergency repairs, which are not specifically identified within the Approved Operating Budget, shall be undertaken without the prior written consent of Owner. Property Manager shall coordinate and supervise all construction activities (including, without limitation, tenant improvements, tenant refurbishment, common area refurbishment, maintenance and repairs) on the Property. All maintenance expenses, repairs or alterations (including, without limitation, alterations required for the occupancy of new tenants) requiring expenditures in excess of $25,000 shall, at Owner's election, be planned and supervised by an architect, designer, inspector or general contractor designated by Property Manager and approved in writing by Owner. Property Manager shall institute and effectuate a preventative maintenance program. Notwithstanding the foregoing, in the event of an emergency in which there is an immediate danger to persons or property or in which

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action is required in order to avoid suspension of services, Property Manager shall take such action as is reasonable and prudent under the circumstances and shall be reimbursed for any expense incurred in such action, even if not in the Approved Operating Budget, so long as Property Manager attempts to consult with Owner in advance and, in any event, notifies Owner within 48 hours of taking such action explaining the reasons therefor. Property Manager shall obtain all necessary receipts, releases, waivers, discharges and assurances necessary to keep the Property free of any mechanics', laborers', materials suppliers' or vendors' liens in connection with the maintenance or operation of the Property. All such documentation shall be in such form as required by Owner.
(g)    Contracts. Property Manager shall not enter into any contract without Owner's prior written approval (including approval of the provisions of any equipment lease); provided, however, that Owner's prior written approval shall not be required with respect to any utility or service contract which is (i) entered into in the usual course of business, (ii) for a term of one year or less, and (iii) specifically provided for in the Approved Operating Budget. Without limiting the foregoing, each contract entered into by Property Manager pursuant to this Section 2.02(g) shall contain a thirty (30) day (or less) cancellation clause exercisable by Owner without cause and without penalty or fee, unless otherwise approved in writing by Owner. All utility, supply, service, vending and related contracts or equipment leases are to be entered into by Property Manager on behalf of Owner. Property Manager shall assure that any contractor performing work on the Property maintains insurance satisfactory to Owner, including, but not limited to, Workers' Compensation Insurance (and, when required by law, compulsory Non-Occupational Disability Insurance) and insurance against liability for injury to persons and property arising out of all such contractor's operations naming Property Manager and Owner as additional insureds. Property Manager shall obtain certificates of insurance for all such insurance before the work begins and Property Manager shall furnish copies of the certificates to Owner if requested by Owner; notwithstanding the forgoing, in lieu of delivering the required certificates Property Manager may use venders qualified through Compliance Depot.
(h)    Purchases. Property Manager shall supervise and purchase or arrange for the purchase of all reasonable inventories, provisions, supplies and operating equipment which are provided for in the Approved Operating Budget or otherwise specifically approved by Owner in writing. To the extent available, Property Manager shall give, or obtain for Owner, all volume purchasing benefits and discounts available to Property Manager or to properties of the size and class of the Property.
(i)    Operating Expenses. Property Manager shall approve payment of all normal operating expenses specifically provided for in the Approved Operating Budget not paid for by tenants of the Property; Owner (or Legacy in its capacity as agent of Owner) shall pay such expenses in a manner commercially reasonable for the Property. Property Manager shall recommend that Owner purchase major items of new or replacement equipment when Property Manager believes such purchase to be necessary or desirable. Owner may arrange to purchase and install such items itself or may

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authorize Property Manager to do so subject to any supervision and specification requirements and conditions prescribed by Owner. Prior to purchasing, Property Manager must obtain Owner's specific written authorization for all capital expenditures that are not included in the Approved Capital Budget as well as for all capital expenditures of $25,000 or more that are included and itemized with specificity in any one (1) line item in the Approved Capital Budget. Unless otherwise directed by Owner, Property Manager shall obtain at least three (3) written estimates from qualified bidders for any capital improvement project if the cost of such project is reasonably expected to exceed $25,000. All capital improvement projects requiring expenditures in excess of $25,000 shall, at Owner's election, be planned and supervised by an architect, designer, inspector or general contractor designated by Property Manager and approved in writing by Owner.
(j)    Conservation Techniques. Property Manager shall provide proper energy management and utilize utility conservation techniques.
(k)    Security. Property Manager shall not be responsible for the security of the Property or its residents, but shall keep Owner informed as to whether the security measures put in place by Owner appear to be adequate. Property Manager shall promptly notify Owner of any incidents or conditions which reflect on or affect the adequacy of the security provisions for the Property.
(l)    Taxes. Property Manager shall obtain and cause to be verified bills for real estate and personal property taxes, sales taxes on rental payments, improvement assessments and other like charges which are or may become liens against any portion of the Property (collectively, "Taxes"). Property Manager shall remit all bills for Taxes to Owner and Legacy within fifteen (15) calendar days of receipt of such bills.
(m)    Compliance. Property Manager shall operate the Property in compliance with all terms and conditions of applicable law, any ground lease, space lease, mortgage, deed of trust or other security instrument affecting the Property and of which Property Manager has knowledge, including, but not limited to the covenants and agreements related to the HUD Section 221(d)(4) mortgage financing encumbering the property set forth in Exhibit D attached hereto. but Property Manager shall not be required to make any payment on account thereof. Property Manager shall also comply or supervise compliance with the provisions of any insurance policy or policies insuring Owner in relation to the Property (so as not to decrease the insurance coverage or increase the insurance premiums). Property Manager shall be responsible for performance by Owner under all license agreements, easement agreements, covenants, conditions, restrictions, documents of record, use permits, development agreements, operating agreements or other similar documents governing or applicable to the title, operation, management, occupancy, promotion and leasing of the Property known to Property Manager.
(n)    Licenses and Permits. Property Manager shall assist in obtaining at Owner's expense all licenses, permits or other instruments required for the operation of the Property or any portion thereof (collectively, "Licenses"). Property Manager shall

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send to Owner a copy of all initial or renewal license applications. Licenses shall be obtained in Owner's name whenever possible. Any Licenses held in the name of Property Manager shall be held by it on behalf of Owner, and upon the termination or expiration of this Agreement, Property Manager shall transfer or assign any such Licenses to Owner or to such person as Owner may direct. Property Manager shall keep in full force and effect all licenses, permits, consents and authorizations as may be necessary for the proper performance by Property Manager of its duties and obligations under this Agreement (including, without limitation, qualification to do business) or as may be required under any lease covering any portion of the Property. All such licenses, permits, consents and authorizations shall be in the name of Property Manager.
(o)    Notice and Cooperation in Legal Proceedings. Owner and Property Manager shall forthwith give notice to each other of the commencement of any action, suit or proceeding against Owner or against Property Manager with respect to the operations of the Property or otherwise affecting the Property. Property Manager shall fully cooperate, and shall cause all its employees to fully cooperate, in connection with the prosecution or defense of all legal proceedings affecting the Property.
(p)    Other Complaints and Notices. Property Manager shall handle promptly complaints and requests from tenants, concessionaires and licensees and notify Owner of any major complaint made by a tenant, concessionaire or licensee. Property Manager shall notify Owner promptly of: (i) any notice received by Property Manager or known to Property Manager of violation of any governmental requirements (and make recommendations regarding compliance therewith); (ii) any defect or unsafe condition in the Property known to Property Manager; (iii) any notice received by Property Manager or known to Property Manager of violation of covenants, conditions and restrictions affecting the Property or noncompliance with loan documents affecting the Property, if any; (iv) any fire, accident or other casualty or damage to the Property; (v) any condemnation proceedings, rezoning or other governmental order, lawsuit or threat thereof involving the Property; (vi) any violations relative to the leasing, use, repair and maintenance of the Property under governmental laws, rules, regulations, ordinances or like provisions; (vii) defaults under any leases or other agreements affecting the Property (excluding resident leases); or (viii) any violation of any insurance requirement. Property Manager shall promptly deliver to Owner copies of any documentation in its possession relating to such matters. Property Manager shall keep Owner reasonably informed of the status of the particular matter through the final resolution thereof. In the case of any fire or other damage to the Property or violation or alleged violation of laws respecting Hazardous Wastes (as defined in Section 5.03), Property Manager shall immediately give telephonic notice thereof to Owner. Property Manager shall complete all necessary and customary loss reports in connection with any fire or other damage to the Property. Property Manager shall retain in the records it maintains for the Property copies of all supporting documentation with reference to such notices.
(q)    Business Plan and Property Review Program. Property Manager shall provide Owner and Legacy with a draft of a business plan for the Property for the forthcoming Fiscal Year no later than November 1 of each year during the term hereof

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containing such information as Owner may reasonably request, including (i) a list of all properties competitive with the Property, a list of the tenants of each and all other reasonably available information respecting each, and (ii) basic demographic data relating to the market area of the Property, including population growth, major employers, employment and unemployment levels and, if the Property is a retail property, retail sales and housing starts. With respect to the first Fiscal Year of the term, Property Manager shall submit to Owner for approval a draft of a business plan for the balance of such calendar year as soon as possible and no later than thirty (30) days after the date hereof. Owner will consider the business plans and endeavor to approve such business plans within thirty (30) days of receipt of the draft of a business plan for first Fiscal Year and by December 1 of each subsequent year during the term hereof. The proposed business plans shall become the Annual Business Plan only when approved by Owner. In addition, Property Manager shall participate in Owner's property review programs to the extent requested by Owner. Such review shall include asset, investment, financial and strategy profiles in form and substance satisfactory to Owner and such assistance as Owner may request in connection with appraisals of the Property. Property Manager shall respond, within 10 days, to Owner's management evaluation reports concerning actions to be taken by Property Manager to correct or modify its management standards for the operations or financial services provided for the Property.
(r)    General. Property Manager shall afford such supervision, professional management and in‑house staff services as may be necessary or desirable to operate the Property in the same manner as is customary and usual in the operation of other properties of substantially comparable location, class, size and standing, and shall provide such services at the Property as are consistent with the Property's size and existing facilities. Subject only to those express limitations set forth in this Agreement, Property Manager shall have control and discretion in the management and operation of the Property and in the performance of the foregoing services. Without limiting the foregoing, if applicable, Property Manager shall review and, if so directed by Owner, conduct an audit of each retail tenant's compliance with its obligation to pay a percentage rent or any other amount determined on the basis of the tenant's sales or gross or net income.
ARTICLE 3.    COMPENSATION AND EXPENSES OF PROPERTY MANAGER.
3.01.    Fees.
(a)    Owner shall pay Property Manager, and Property Manager shall accept as full compensation for the property management services to be rendered to Owner hereunder during the term hereof, a sum equivalent to two percent (2%) of Gross Monthly Collections (the "Management Fee"). Such compensation shall be payable monthly on or before the 5th of the subsequent month.
(b)    In the event that Property Manager is requested by Owner to coordinate and supervise major repairs or improvements to a Property (after its development is completed) that should be capitalized under generally accepted accounting principles

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("Capital Expenditures"), Property Manager shall receive a mutually agreed upon construction supervision fee (the "Construction Supervision Fee").
(c)    If the Property includes retail space, Owner may agree to pay a leasing commission (the "Retail Commission") to Property Manager, at a rate to be agreed upon, for retail leases executed during the term of this Agreement between Owner and the retail tenants procured or obtained by Property Manager. Notwithstanding the foregoing, Owner shall have the right in its sole and absolute discretion to reject any prospective retail lease, renewal or extension agreement and, in such event, no Retail Commission or other compensation shall be earned or payable in connection with such proposed retail lease, renewal or extension agreement or the activities of Property Manager, or any other broker in connection therewith.
(d)    Except with respect to other services provided by Affiliates of Property Manager in accordance with Section 3.01(e), which shall be reimbursed by Owner pursuant to Section 3.01(e), Property Manager shall pay from the Management Fee all costs associated with or relating to its own office overhead and management personnel not located or employed at the Property, including without limitation, the salaries, wages and all other compensation, together with associated unemployment and social security taxes and contributions, as well as expenses specifically stated in this Agreement to be borne by Property Manager.
(e)    If included in the Approved Capital Budget or with the prior approval and direction of Owner, Property Manager may obtain services and materials including, but not limited to, advertising, consulting, training, computer hardware and software, forms for use at the Property, contract services and building materials through the organization, subsidiaries or Affiliates of Property Manager for the benefit of the Property, provided the quality of service and the price thereof is competitive with comparable prices and services offered by third parties, and the costs therefore shall be reimbursed by Owner. All discounts, rebates and other savings realized thereon by Property Manager are to be passed on to Owner, in full.
3.02.    Expenses to be Borne by Property Manager. Unless otherwise provided in the Approved Operating Budget or Section 4.01(b) below, expenses incurred in rendering all overall supervisory, lease negotiation (exclusive of lease commissions, if any), rent and other collection (exclusive of on‑site personnel, attorneys' fees and outside collection agency fees), lease enforcement (exclusive of on‑site personnel and attorneys' fees), lease termination (exclusive of on‑site personnel and attorneys' fees), management and recordkeeping and other services to be rendered by Property Manager in connection with the operations of the Property shall be borne by Property Manager and not charged to Owner. Without limiting the generality of the foregoing provisions of this section, the following expenses and costs incurred by and/or on behalf of Property Manager shall be at the sole cost and expense of Property Manager and shall not be reimbursed by Owner:
(a)    All costs of gross salary and wages, payroll taxes, insurance, workmen's compensation and other costs of Property Manager's corporate office and executive

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personnel (other than full time or part time personnel whose positions and salaries are specifically authorized in the Approved Operating Budget);
(b)    Property Manager's indemnification obligations under Section 8.01(A) below;
(c)    Unless otherwise provided in the Approved Operating Budget, all costs of forms, accounting materials, administrative materials, papers, ledgers and other supplies and equipment used in Property Manager's corporate office, all costs of Property Manager's data processing equipment located at Property Manager's corporate office and all costs of data processing provided by computer service companies to Property Manager's corporate office;
(d)    All costs of bonuses, incentive compensation, profit sharing or any pay advances to employees employed by Property Manager in connection with the operation and management of the Property, except for payments to individuals specifically set forth in the Approved Operating Budget or otherwise approved in writing by Owner in advance;
(e)    All costs of automobile purchases and/or rentals, unless provided for in the Approved Operating Budget or Approved Capital Budget or the automobile is being provided by Owner;
(f)    All costs of comprehensive crime insurance purchased by Property Manager for its own account;
(g)    All costs of meals, travel and hotel accommodations for Property Manager's home or regional office personnel who travel to and from the Property, unless expressly authorized by Owner; and
(h)    All costs (exclusive of fees that are directly property related, e.g., registration fee) of obtaining and maintaining such licenses, permits, consents and authorizations as are required by Section 2.02(n).
3.03.    Noncustomary Services. Notwithstanding anything provided in this Agreement to the contrary, Property Manager shall not furnish or render to the tenants of the Property services other than those services customarily furnished to tenants of properties similar to the Property unless: (a) Property Manager makes a separate, adequate charge to tenants for such services; (b) such separate charge is received and retained by Property Manager; (c) Property Manager bears the cost of providing such services; (d) Property Manager first obtains the consent in writing of Owner; and (e) Property Manager certifies in writing to Owner that (i) Property Manager qualifies as  an independent contractor with respect to Owner (and Owner’s direct and indirect beneficial owners) under Section 856(d)(3) of the Internal Revenue Code, and (ii) Owner (and Owner’s direct and indirect beneficial owners) does not derive or receive any income from Property Manager. For purposes of this Section 3.03, it is agreed, without limitation, that the furnishing of water, heat, light and air conditioning, public entrances and exits, the performance

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of general maintenance and of janitorial services and cleaning services, the collection of trash, watchmen or guard services and parking facilities are examples of services customarily furnished to the tenants of similar properties.
3.04.    Nonperformance. If Property Manager fails to perform any act required under this Agreement, then Owner, after ten (10) days' written notice to Property Manager (or, in the case of any emergency, without notice) and without waiving or releasing Property Manager from any of its obligations hereunder, may (but shall not be required to) perform such act. Owner shall have (in addition to any other right or remedy) the right to offset all costs and expenses incurred in exercising its rights under this Section 3.04 against any sums due or to become due to Property Manager, including, without limitation, the Management Fee.
ARTICLE 4.    PERSONNEL AND BONDING.
4.01.    Stability of Management Team. Owner and Property Manager recognize the benefits inherent in promoting stability in the management team engaged in the operation of the Property.
(a)    Property Manager shall, in the hiring of all employees and in retaining independent contractors, use reasonable care to select qualified, competent and trustworthy employees and independent contractors. Subject to the provisions of this Section 4.01, the selection, terms of employment (including rates of compensation) and termination thereof, and the supervision, training and assignment of duties of all employees of Property Manager engaged in the operation of the Property shall be the duty and responsibility of and shall be determined by Property Manager. All personnel at the Property shall be employees of Property Manager and/or contractors of Property Manager.
(b)    Property Manager shall employ at Property Manager's sole cost and expense (unless otherwise provided in the Approved Operating Budget) a regional manager who works from the Records Office and manages the Property and other properties (the costs and expenses for whom, if provided for in the Approved Operating Budget, shall be pro rated in light of the time spent managing the Property as opposed to other properties).
4.02.    Fidelity Bond. Property Manager, at Property Manager's cost, shall obtain a fidelity bond or bonds covering Property Manager, and all employees and agents of Property Manager (but not Legacy or its employees or agents) who handle, have access to, or are responsible for, Owner's monies in such amount and in such forms as are reasonably acceptable to Owner, at all times and to cover all periods, during the term of this Agreement. Any changes in such bond(s) must be approved by Owner. Property Manager hereby agrees to add Owner as a joint loss payee under its blanket crime policy as it pertains to the Property. Property Manager hereby assigns all proceeds of said bond(s) as they relate to the Property to Owner and agrees to execute such further assignments and notices thereof as shall be required by Owner. Such bond(s) shall indemnify Owner against any loss of money or other property which Owner shall sustain through any criminal, fraudulent or dishonest act or acts committed by Property Manager or any of its employees or agents, during the performance of their obligations under this Agreement or their

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employment. Alternatively, Property Manager may obtain a crime insurance policy covering the Property Manager, and all employees and agents of Property Manager (but not Legacy or its employees or agents) who handle, have access to, or are responsible for, Owner's monies which shall be obtained at Manager's sole expense and shall provide Owner coverage of Two Million Dollars ($2,000,000.00) per occurrence with a Fifty Thousand Dollar ($50,000.00) deductible which deductible shall be an expense of Manager. Owner shall be furnished by Property Manager with a certificate or other satisfactory documentation relating to the bond(s) or alternative crime insurance policy immediately upon issuance thereof.
4.03.    Affiliates. Property Manager shall not contract for outside services for the Property with any Affiliate of Property Manager without the prior written consent of Owner.
ARTICLE 5.    COMPLIANCE WITH LAWS.
5.01.    Compliance. Property Manager shall comply fully with and abide by all laws, rules, regulations, requirements, orders, notices, determinations and ordinances (collectively, "Requirements") of any federal, state or municipal authority to the extent applicable, including, but not by way of limitation, the federal Occupational Safety and Health Act (OSHA) statutes, rules and regulations, and all requirements of the insurers of the Property and Owner's liabilities with regard thereto. If the cost of compliance is (i) not included in the Approved Operating Budget or Approved Capital Budget or (ii) in excess of $10,000, Property Manager shall notify Owner promptly and obtain Owner's prior written approval prior to making the expenditure.
5.02.    Notice. Property Manager shall promptly notify Owner of any non-compliance with, or alleged violation of, any Requirement after becoming aware of the same.
5.03.    Hazardous Wastes.
(a)    Property Manager shall not place, cause or permit to be placed on the Property, other than in the ordinary course of performing its obligations under this Agreement and in compliance with applicable law, any hazardous or toxic wastes or substances, as such terms are defined by federal, state or municipal statutes or regulations promulgated thereunder (collectively, "Hazardous Wastes"). If Property Manager discovers the existence of any Hazardous Wastes on the Property (other than Hazardous Wastes used, generated or stored in the ordinary course of business and in compliance with applicable law), Property Manager shall immediately notify Owner. If such Hazardous Wastes were placed or knowingly permitted to be placed on the Property by Property Manager, Property Manager shall, at its cost, diligently arrange for and complete the immediate removal thereof in accordance with applicable laws and Owner's directions. Except as expressly provided herein to the contrary, Property Manager shall not be responsible for any Hazardous Wastes present on the Property prior to the Effective Date hereof, unless deposited thereon by Property Manager, nor shall Property Manager be responsible for any Hazardous Wastes brought onto the Property by a person other than Property Manager, its agents or employees. Property Manager shall immediately notify Owner of any notice received by Property Manager from any governmental authority of any actual or threatened violation of any applicable laws, regulations or ordinances governing

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the use, storage or disposal of any Hazardous Wastes and shall cooperate with Owner in responding to such notice and correcting or contesting any alleged violation at Owner’s expense.
(b)    Property Manager shall provide its employees, agents, consultants, governmental entities and the public with any notices or disclosures concerning Hazardous Wastes associated with the Property required to be delivered by Property Manager under any applicable laws, including without limitation, any notices or disclosures concerning Hazardous Waste which Property Manager has received from Owner. Owner shall have the right to review such notices and disclosures before their distribution or submission by Property Manager and shall have the right, but not the obligation, to prescribe the form and content of any such notices or disclosures as long as the form and content prescribed by Owner comply with all applicable laws relating to such notices or disclosures. Owner shall provide Property Manager with any notices or disclosures concerning Hazardous Waste associated with the Property required to be delivered by Owner under any applicable laws.
(c)    Without limiting any other indemnification obligations provided by law or specified in this Agreement, Property Manager shall indemnify, defend (at Property Manager's sole cost and expense and with legal counsel approved by Owner which approval shall not be unreasonably withheld) and hold harmless the Owner, its agents, employees and contractors from and against any and all claims, demands, losses, damage, disbursements, liabilities, obligations, fines, penalties, actions, causes of action, suits, costs and expenses, including without limitation, reasonable attorneys' fees and costs, and all other professionals' or consultants' expenses incurred in investigating, preparing for, serving as a witness in, or defending any action or proceeding, whether actually commenced or threatened, or in removing or remediating any Hazardous Wastes on, under, from or about the Property, arising out of or relating to, directly or indirectly, Property Manager's breach of any of the terms of this Section 5.03. This indemnity shall survive termination of this Agreement.
5.04.    Asbestos and Similar Compliance Matters. If the Property is subject to the Occupational Safety and Health Administration’s regulations relating to asbestos, or to any state law or regulation relating to asbestos or to any state law or regulation relating to carcinogenic or toxic chemicals, Property Manager shall, at Owner’s expense, comply with such laws and regulations as they relate to the Property.
ARTICLE 6.    FINANCIAL MATTERS.
6.01.    Books and Records. Property Manager shall cause to be kept for Owner at the Records Office books and records of the Property, pursuant to methods and systems, and in form and substance, approved by Owner and Legacy, showing all receipts, expenditures and all other records necessary or convenient for the recording of the results of operations of the Property. Such books are to be maintained utilizing the Yardi accounting software hosted by Legacy. Original records maintained by Property Manager shall be kept in a secure location at the Records Office and shall be open to inspection by Owner and Legacy and their representatives during normal business hours and Property Manager agrees to cooperate in making such books and records available for inspection. Upon the effective date of any termination of this

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Agreement, all of such records shall be delivered forthwith to Owner so as to ensure the orderly continuance of the operation of the Property. Cut-off date for books on a monthly basis will be the 23nd day of each month or as modified by Legacy.
6.02.    Reports.
(a)    On or before the last day of each month, Property Manager shall provide such reports and data to Owner and Legacy as shall be required from time to time by Owner. Without limitation, Property Manager shall provide the following to Owner for the current calendar month:
(i)    Reports and data necessary to generate detailed report of all monies collected (identified by tenant or other source) which shall include, but not be limited to, rents collected (including laundry or other vending income, garage or parking income, percentage rent and other amounts payable under any retail leases, if any), rents prepaid beyond the current month, and security deposits collected, and of vacancies and delinquent rents.
(ii)    Reports and data necessary to generate a detailed report of all expenses paid.
(iii)    A comparison of the current month and year‑to-date account of actual revenue and expenses to budgeted amounts; calculations of monthly and year‑to-date variances from the Approved Operating and Capital Budgets, appropriate descriptions of any significant monthly or year‑to-date variances, and, if requested by Owner, a revised annualized projection of monies to be collected and expenses to be paid for the balance of the calendar year.
(iv)    A written report describing any material changes in the Property which occurred during the month or are anticipated to occur.
(v)    A reconciliation of amounts receivable or due to Owner.
(vii)    Any other special information as required from time to time by Owner.
(b)    Property Manager shall provide a monthly management report to be submitted with the applicable monthly financial statements which shall contain without limitation, the recommendations of Property Manager regarding the physical condition or operation of the Property and leasing status reports. In addition, if applicable, on or before January 30 after the end of each calendar year, Property Manager shall at its sole cost and expense submit to Owner an annual report summarizing all retail leasing activities, if any.

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(c)    Periodically, Property Manager shall furnish to Owner as reasonably requested:
(i)    Market surveys and any other tenant information in accordance with Section 2.02(q) above.
(ii)    Reports covering on‑site physical inspections and operating reviews.
(iii)    A current inventory of personal property and equipment used in connection with the Property. Such an inventory shall be submitted to Owner no later than thirty (30) days prior to the end of each calendar year.
6.03.    Audit. Owner shall have the right to conduct an audit of the Property's operations at any time. Property Manager, to the extent responsible under the terms of this Agreement, shall promptly correct all weaknesses and errors disclosed by Owner's audits, and shall timely inform Owner in writing of all corrective actions taken. Owner's audit shall be at Owner's expense unless an error is discovered attributable to the services provided under this Agreement that is equal to or greater than two percent (2%) of annual gross receipts of the Property for the period audited, in which case Property Manager shall bear the full cost of the subject audit. Any adjustments in amounts due and owing from Owner or Property Manager shall be paid within fifteen (15) calendar days following Owner's receipt of the audit.
6.04.    Other Reports and Statements. Property Manager shall furnish to Owner, as promptly as practicable, such other reports, statements or other information with respect to the operations of the Property as Owner may from time to time reasonably request.
6.05.    Contracts and Other Agreements. Property Manager shall maintain at the Records Office one original (or a copy, if no original is available) of all contracts, occupancy leases, lease abstracts, tenant income certifications, equipment leases, maintenance agreements and all other agreements relating to the Property.
6.06.    Final Accounting. Following termination of this Agreement, whether by expiration of the term hereof or sooner, Property Manager shall be responsible for preparing a final report within thirty (30) days after the effective date of said termination. Such final report shall set forth all current income, all current expenses, and all other expenses contracted for on Owner's behalf but not yet incurred in connection with the Property. The final report shall also include all other items reasonably requested by Owner. Property Manager shall be entitled to receive a prorated share of its Management Fee to the date of termination and all earned but unpaid Construction Supervision Fees.
6.07.    Tax Returns. Property Manager shall file all tax returns for all payroll taxes and other taxes directly related to the Property; excluding, however, federal and state income tax returns of Owner; Property Manager will advise and assist Legacy in the preparation and filling of any required sales tax returns.
6.08.    Certification. All financial reports prepared solely by Property Manager shall be certified

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as true and correct in all material respects by Property Manager.
ARTICLE 7.    BANK ACCOUNTS.
7.01.    Property Accounts.
(a)    All funds received by Property Manager derived from the operation of the Property, as well as working capital furnished by Owner, shall be deposited in an account (the "Property Bank Account") in the Property’s name, as established by Legacy, which such account will be in compliance with applicable law. All funds so deposited shall be deemed to be trust funds held for the benefit of Owner. Legacy shall establish another custodial and/or trust account as required by applicable law or the Owner for the deposit of tenant security deposits (the "TSD Account").
(b)    No non-Property funds shall be commingled with the funds in the Property Bank Account or TSD Account (collectively, the "Accounts").
(c)    Only officers, employees or agents of Legacy specifically authorized by Owner shall have authority to write checks from the Accounts.
7.02.    Expenses Paid by Owner. The following costs are to be paid directly by Owner (or Legacy, acting on Owners behalf):
(a)    Any and all costs necessary for the management, operation and maintenance of the Property, provided such costs are provided for and are within the limits of the Approved Operating Budget or specifically approved in writing by Owner;
(b)    Capital expenditures provided for in the Approved Capital Budget or authorized in writing by Owner and directed by Owner to be incurred by Property Manager; and
(c)    Any and all costs necessary for emergency expenses as provided in Section 2.02(f).
Property Manager shall not be obligated to make any advance to or for the account of Owner or to pay any sums except as otherwise provided in this Agreement.
ARTICLE 8.    INSURANCE AND INDEMNITY.
8.01.    INDEMNIFICATION.
(A)    PROPERTY MANAGER AGREES TO AND SHALL, COMPLETELY AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, INDEMNIFY, DEFEND (WITH COUNSEL REASONABLY ACCEPTABLE TO OWNER), PROTECT AND HOLD OWNER AND ITS RESPECTIVE PRINCIPALS, OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS,

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MEMBERS, EMPLOYEES, AUTHORIZED SUCCESSORS, AUTHORIZED ASSIGNS AND AGENTS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, ACTIONS, FINES, PENALTIES, LIABILITIES, LOSSES, TAXES, DAMAGES, INJURIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ACTUAL ATTORNEYS', CONSULTANTS' AND EXPERT WITNESS' FEES, AND DEFENSE COSTS AT BOTH THE TRIAL AND APPELLATE LEVELS) (COLLECTIVELY, "DAMAGES") IN ANY MANNER RELATED TO, ARISING OUT OF OR RESULTING FROM (I) ANY FAILURE OF PROPERTY MANAGER TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT CAUSING DAMAGE TO OWNER, BUT ONLY TO THE EXTENT SUCH DAMAGES ARE NOT COVERED BY THE INSURANCE MAINTAINED BY OWNER UNDER SECTION 8.05 BELOW, (II) ANY ACTS OF PROPERTY MANAGER BEYOND THE SCOPE OF ITS AUTHORITY UNDER THIS AGREEMENT, (III) ANY GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR OTHER WRONGFUL OR INTENTIONAL ACTS OR OMISSIONS OF PROPERTY MANAGER, AND (IV) ANY INJURY, DAMAGE OR DEATH TO PROPERTY MANAGER, ITS OFFICERS, DIRECTORS, PARTNERS, EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES. THE OBLIGATIONS OF PROPERTY MANAGER UNDER THIS SUBSECTION (A) NOT ARISING FROM GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR OTHER WRONGFUL OR INTENTIONAL ACTS OR OMISSIONS OF PROPERTY MANAGER SHALL APPLY ONLY TO THE EXTENT DAMAGES OF AN INDEMNIFIED PARTY ARE NOT FULLY PAID BY OWNER’S COMMERCIAL GENERAL LIABILITY INSURANCE DESCRIBED BELOW IN SECTION 8.05(B). NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT TO THE CONTRARY, PROPERTY MANAGER'S OBLIGATIONS UNDER THIS SECTION 8.01 SHALL SURVIVE THE EXPIRATION, TERMINATION OR CANCELLATION OF THIS AGREEMENT, AND SHALL BIND ANY AND ALL OF THE HEIRS, SUCCESSORS, ASSIGNS, TRANSFEREES AND REPRESENTATIVES OF PROPERTY MANAGER. THE RIGHTS OF OWNER UNDER THIS SECTION 8.01 SHALL ALSO INURE TO THE BENEFIT OF ANY AND ALL OF THEIR PRINCIPALS, OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, TRUSTEES, HEIRS, BENEFICIARIES, TRUSTS, SUCCESSORS, ASSIGNS, TRANSFEREES AND REPRESENTATIVES, AND TO THE BENEFIT OF ANY AND ALL PERSONS AND LEGAL ENTITIES WHO ARE, COULD BE OR ARE ALLEGED TO BE, LIABLE FOR THE OBLIGATIONS OF OWNER OR SUCH PRINCIPALS, OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, TRUSTEES, HEIRS, BENEFICIARIES, TRUSTS, SUCCESSORS, ASSIGNS, TRANSFEREES AND REPRESENTATIVES.
(B)    OWNER AGREES TO AND SHALL, COMPLETELY AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, INDEMNIFY, DEFEND (WITH COUNSEL REASONABLY ACCEPTABLE TO PROPERTY MANAGER), PROTECT AND HOLD PROPERTY MANAGER (AND ITS

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EMPLOYEES, AGENTS, SUCCESSORS, ASSIGNS AND TRANSFEREES) HARMLESS FROM AND AGAINST ANY AND ALL DAMAGES IN ANY MANNER RELATED TO OR ARISING OUT OF PROPERTY MANAGER'S PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT WHICH ARE (A) WITHIN THE SCOPE OF ITS AUTHORITY UNDER THIS AGREEMENT, (B) NOT RELATED TO, ARISING OUT OF OR RESULTING FROM ANY NEGLIGENCE, WILLFUL MISCONDUCT OR OTHER WRONGFUL OR INTENTIONAL ACTS OR OMISSIONS OF PROPERTY MANAGER (PROVIDED, HOWEVER, NOTWITHSTANDING THIS CLAUSE (B) WITH RESPECT TO CLAIMS, ACTIONS, SUITS, AND PROCEEDINGS MADE BY UNAFFILIATED THIRD PARTIES ARISING OUT OF OR RESULTING FROM BODILY INJURY, PROPERTY DAMAGE, ADVERTISING INJURY OR PERSONAL INJURY, THE INDEMNIFICATION, DEFENSE AND HOLD HARMLESS OBLIGATIONS UNDER THIS SUBSECTION 8.01(B) SHALL APPLY UNLESS THE ACT OR OMISSION OF PROPERTY MANAGER CONSTITUTES GROSS NEGLIGENCE (AS OPPOSED TO MERE NEGLIGENCE), FRAUD, MALFEASANCE, OR WILLFUL, RECKLESS OR CRIMINAL MISCONDUCT) AND (C) NOT OTHERWISE WITHIN THE SCOPE OF PROPERTY MANAGER’S INDEMNITY SET FORTH IN SECTION 8.01(A) ABOVE. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT TO THE CONTRARY, OWNER'S OBLIGATIONS UNDER THIS SECTION 8.01 SHALL SURVIVE THE EXPIRATION, TERMINATION OR CANCELLATION OF THIS AGREEMENT, AND SHALL BIND ANY AND ALL OF THE HEIRS, SUCCESSORS, ASSIGNS, TRANSFEREES AND REPRESENTATIVES OF OWNER. THE RIGHTS OF PROPERTY MANAGER UNDER THIS SECTION 8.01 SHALL ALSO INURE TO THE BENEFIT OF ANY AND ALL OF THEIR PRINCIPALS, OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, TRUSTEES, HEIRS, BENEFICIARIES, TRUSTS, SUCCESSORS, ASSIGNS, TRANSFEREES AND REPRESENTATIVES, AND TO THE BENEFIT OF ANY AND ALL PERSONS AND LEGAL ENTITIES WHO ARE, COULD BE OR ARE ALLEGED TO BE, LIABLE FOR THE OBLIGATIONS OF PROPERTY MANAGER OR SUCH PRINCIPALS, OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, TRUSTEES, HEIRS, BENEFICIARIES, TRUSTS, SUCCESSORS, ASSIGNS, TRANSFEREES AND REPRESENTATIVES.
(C)    THE RIGHTS AND OBLIGATIONS OF INDEMNITY PROVIDED IN THIS SECTION 8.01 SHALL NOT BE EXCLUSIVE AND SHALL BE IN ADDITION TO SUCH OTHER RIGHTS AND OBLIGATIONS AS OTHERWISE EXIST INDEPENDENT OF THE PROVISIONS OF THIS SECTION 8.01.

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8.02.    Property Manager's Insurance Responsibility.
(a)    The Property Manager shall maintain during the term of this Agreement, and any extensions or renewals thereof, each of the following insurance coverages with deductibles, if applicable:
(i)    Workers’ Compensation Insurance at no less than statutory requirements including employer's liability with a limit of not less than $1,000,000 each accident for bodily injury accident and $1,000,000 each employee and policy limit for bodily injury by disease.
(ii)    Non-Occupational Disability Insurance when required by law, if applicable.
(iii)    Commercial General Liability Insurance insuring Agent’s property management business, with limits of not less than $1,000,000 per claim and $2,000,000 annual general aggregate, and such coverage shall include without limitation, premises/operations, broad form property damage, personal injury, contractual liability and independent contractors liability. Limits of liability may be satisfied through the maintenance of a combination of primary and umbrella/excess liability policies.
(iv)    Automobile Liability Insurance covering owned, hired and nonowned vehicles, separate coverage in an amount not less than $1,000,000 combined single limit for bodily injury and property damage of $1,000,000 each accident.
(v)    Errors and Omissions Insurance coverage in an amount not less than $1,000,000 each claim and general aggregate.
(b)    Property Manager shall promptly provide Owner no later than three (3) days after the Effective Date with certificates of insurance or other satisfactory documentation which evidence that all required insurance is in full force and effect. Upon request, Property Manager shall provide Owner with a copy of the foregoing insurance policies. The insurance as required in Subsections 8.02(a)(i), (ii) and (v) to be maintained by Property Manager shall provide that the insurer shall provide to Owner thirty (30) days' advance notice of cancellation or material change. The liability policies required by Subsections 8.02(a)(iii) and (iv) shall provide that the insurer shall provide to Owner thirty (30) days' advance notice of cancellation or material change and shall name Owner and its principals, officers, directors, shareholders, partners, members, trustees, beneficiaries and employees as additional insureds. All liability policies shall be written to apply to all bodily injury, property damage, personal injury and other covered loss, however occasioned, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Such liability policies also shall contain endorsements including cross-liability and waiver of subrogation, and shall contain such other endorsements as may be reasonably required by Owner. The liability policies

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required by Subsections 8.02(a)(iii) shall include broad form contractual liability insurance coverage.
8.03.    Contract Documents; Indemnity Provisions. Property Manager shall use its best efforts to include in service and supply contracts prepared or executed by Property Manager respecting the Property provisions to the effect that the other contracting party shall, to maximum extent permitted by law, indemnify, defend (with counsel reasonably acceptable to Owner), protect and hold harmless Property Manager and Owner and their respective principals, officers, directors, shareholders, partners, members, managers, trustees, beneficiaries and employees from and against any and all Damages in any manner related to, arising out of and/or resulting from any damage to or injury to, or death of, persons or property caused or occasioned by or in connection with or arising out of any acts or omissions of said contracting party or its employees or agents or contractors and agree that no principal, officer, director, shareholder, partner, member, manager, investor, trustee, officer, employee or agent of Owner shall be personally liable for any of the obligations of Owner hereunder.
8.04.    Ratings of Insurance Companies. All insurance required to be carried by Property Manager shall be written with companies having a policyholder and asset rate, as circulated by Best's Insurance Reports, of A‑:VIII or better unless an exception is approved by Owner.
8.05.    Owner's Insurance Responsibility. Owner shall maintain during the term of this Agreement, and any extensions thereof, each of the following insurance coverages which shall be primary and noncontributory insurance with respect to the Property:
(a)    All-Risk Property Damage Insurance and Loss of Rents Insurance coverage on the Property.
(b)    Commercial General Liability Insurance coverage with a minimum general aggregate limit of not less than $10,000,000. Property Manager shall be designated an insured under Owner's commercial general liability insurance policy while acting within the scope of its authority as Owner's property manager. All other terms and conditions of this Agreement (including, without limitation, the indemnification provisions of Section 8.01 and Property Manager's obligation to maintain insurance described in Section 8.02) shall not be affected by this Section 8.05(b).
8.06.    Property Manager's Duties in Case of Loss. Property Manager shall:
(a)    Immediately notify Owner of any fire or other damage to the Property; and in the event of any serious damage to the Property or any releases of hazardous materials or contaminants, telephone Owner so that an insurance adjustor may view the Property before repairs are started, but in no event shall Property Manager settle any losses, complete loss reports or adjust losses on behalf of Owner or meet with any federal, state or local regulatory agency without the prior written consent of Owner.
(b)    Promptly notify Owner of any personal injury or property damage occurring to or claimed by any tenant or third party on or with respect to the Property;

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and immediately forward copies to Owner of any summons, subpoena or other like legal document served upon Property Manager relating to actual or alleged potential liability of Owner, Property Manager or the Property.

ARTICLE 9.	RELATIONSHIP OF PARTIES and REPRESENTATIONS and WARRANTIES.
9.01.    Nature of Relationship. In taking any action pursuant to this Agreement, Property Manager will be acting only as an independent contractor, and nothing in this Agreement, expressed or implied, shall be construed as creating a partnership or joint venture or an employment relationship or that of principal and agent between Property Manager (or any person employed by Property Manager) and Owner or any other relationship between the parties hereto except that of property owner and independent contractor.
9.02.    Communications Between Parties. Owner shall rely on Property Manager to direct and control all operations at the Property; provided, however, Owner reserves the right to communicate directly with the manager specified in Subsection 4.01(b)(i), Property Manager's bookkeeper(s) working on Property matters, all tenants and tenants' representatives, all lease prospects, all advertising, management, cleaning and servicing firms doing work for the Property, and all parties contracting with Owner or Property Manager with respect to the Property.
9.03.    Relationship of Owner and Property Manager with Respect to Leasing. Property Manager shall not be entitled to any commission or other fee in connection with the leasing of apartment units at the Property, except as specifically provided in Article 3 hereof. On-site employees of Property Manager shall be entitled to receive incentive leasing bonuses as may be included in the Approved Operating Budget. Property Manager shall procure references from prospective tenants, investigate such references, and use its best judgment in the selection of prospective tenants. As soon as practicable prior to any residential unit vacancy, Property Manager shall prepare rental listings and attempt to find a new tenant for such unit. The parties intend that Property Manager shall be obligated to give available residential units at the Property exposure at least equal to the exposure Property Manager gives other available residential units in similar projects owned, leased, managed or operated by Property Manager or an Affiliate within a five (5) mile radius of the Property, and Owner shall have the right to terminate this Agreement pursuant to Section 10.02(e) below if Property Manager fails so to do. The parties also intend that the Property Manager shall be obligated to use reasonable efforts in accordance with the Annual Business Plan to retain existing tenants at the Property, and Owner shall have the right to terminate this Agreement pursuant to Section 10.02(e) below if Property Manager fails so to do.
9.04.    No Sales Brokerage Agreement. There are no sales brokerage agreements between Owner and Property Manager; Property Manager has no brokerage agreement or understanding (exclusive or otherwise) with respect to the sale of all or part of the Property on behalf of Owner; and in the event that Owner effects a sale of the Property, whether on its own or through the use of others, brokers or otherwise, Property Manager shall be entitled to no compensation, fee or

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commission or other payment on account of such sale under this Agreement. Unless specifically approved by Owner, Property Manager shall have no right to obligate Owner for the payment of any fees or commissions to any outside real estate agent or broker for tenant leases. Except as expressly provided to the contrary elsewhere herein or as otherwise approved by Owner in writing, Property Manager shall be fully responsible for any compensation due employees of Property Manager and any real estate brokers cooperating with Property Manager. Property Manager shall indemnify and hold Owner harmless with respect to any action, proceeding, claim, liability, loss, cost or expense (including reasonable attorneys' fees) arising in connection with any claim for brokerage or finder's fees or any other like payment payable as a result of a breach under this Section 9.04 by Property Manager. Property Manager’s obligations with respect to the foregoing indemnity shall survive the expiration or earlier termination of this Agreement.
9.05.    Confidentiality. Except as may be otherwise required by law, Property Manager and Owner shall maintain the confidentiality of all matters pertaining to this Agreement and all operations and transactions relating to the Property. Owner shall cause Legacy not to disclose any such confidential information other than as permitted in this Agreement
9.06.    Property Manager Not to Pledge Owner's Credit. Property Manager shall not, except in the purchase of goods, wares, merchandise, materials, supplies and services reasonably required in the ordinary course of business in the operation of the Property or as may be otherwise required in the performance of its obligations under this Agreement and in either case as previously approved by Owner, pledge the credit of Owner; nor shall Property Manager, in the name or on behalf of Owner, borrow any money or execute any promissory note, installment purchase agreement, bill of exchange or other obligation binding on Owner or the Property.
9.07    Representations and Warranties.
(a)    Property Manager represents and warrants that (i) Property Manager has full power, authority and legal right to execute, deliver and perform this Agreement and to perform all of its obligations hereunder and (ii) the execution, delivery and performance of all or any portion of this Agreement do not and will not (x) require any consent or approval from any governmental authority, (y) violate any provisions of law or any government order or (z) conflict with, result in a breach of, or constitute a default under, the charter or bylaws of Property Manager or any instrument to which Property Manager is a party or by which it or any of its property is bound.
(b)    Owner represents and warrants that it has full power, authority and legal right to execute, deliver and perform this Agreement.
(c)    Property Manager acknowledges and agrees that Owner is relying upon the representations and warranties set forth in Sections 9.07 (a) in entering into this Agreement, and Owner acknowledges and agrees that Property Manager is relying upon the representations and warranties set forth in Section 9.07 (b) in entering into this Agreement.
ARTICLE 10.    TERMINATION.

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10.01.    Termination by Owner Without Cause. This Agreement may be terminated by Owner at any time without cause and upon written notice to Property Manager by Owner, effective thirty (30) days from the date of such notice, which shall be considered the effective date of termination; provided, however, in the event Owner terminates the Agreement without cause under this Section 10.1 prior to the date which is six (6) months after the Effective Date, Owner shall pay Manager a termination fee equal to one (1) month's Management Fee (such monthly fee to be determined by calculating the average monthly Management Fee over such initial term) upon receipt of the materials required under Section 6.06.
10.02.    Termination by Owner for Cause. This Agreement may be terminated by Owner (or the Property Manager may be required by Owner to change its personnel assigned as Property Manager for the Property) at any time during the term hereof upon written notice to Property Manager effective immediately for any of the following causes:
(a)    If Property Manager shall suspend or discontinue business;
(b)    If a court shall enter a decree or order for relief in respect of Property Manager in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Property Manager or for any substantial part of its property, or for the winding‑up, dissolution or liquidation of its affairs, and such decree or order shall continue unstayed and in effect for a period of sixty (60) consecutive days or if Property Manager shall consent to any of the foregoing;
(c)    If Property Manager shall commence a voluntary case or action under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy insolvency or other similar law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Property Manager or for any substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing that it is unable, or fail generally to pay its debts as such debts become due, or take action in furtherance of any of the foregoing;
(d)    If Property Manager is grossly negligent or engages in willful misconduct with respect to its duties or obligations to Owner under this Agreement; or
(e)    If Property Manager commits any other material default in the performance of any of its obligations under this Agreement, unless such default is cured with thirty (30) days after written notice of such default is given to Property Manager, or, if not curable within thirty (30) days, commenced within such thirty (30) days and diligently prosecuted to completion.
10.03.    Termination by Property Manager. This Agreement may be terminated by Property Manager, without cause, upon sixty (60) days' written notice to Owner. This Agreement may be terminated by Property Manager for cause if Owner commits any material default in the

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performance of any of its obligations under this Agreement, including, without limitation, its obligation to pay to Property Manager any fees due and payable under Section 3.01 above, and such default shall continue for a period of thirty (30) days after notice thereof by Property Manager to Owner for non-monetary default or ten (10) days after notice for monetary default.
10.04.    Orderly Transition. In the event of any termination or expiration of this Agreement, Property Manager shall use its best efforts to effect an orderly transition of the management and operation of the Property to an agent designated by Owner and to cooperate with such agent. Upon termination or expiration of this Agreement, Property Manager’s rights, if any, to withdraw funds from any account which contains funds collected in connection with the Property shall terminate. Property Manager shall remove all signs that it may have placed at the Property containing its name and repair any resulting damage. In addition, Property Manager shall deliver the following to Owner on or before thirty (30) days following the termination or expiration date:
(a)    Deliver such information as is necessary to prepare a final report, reflecting the balance of income and expenses for the Property as of the date of termination or expiration; and
(c)    All keys, property, supplies, records, contracts, drawings, leases and correspondence, in existence at the time of termination or expiration and all other papers or documents pertaining to the Property. All data, information and documents shall at all times be the property of Owner.
10.05.    Rights Which Survive Termination or Expiration. Termination and/or expiration of this Agreement shall in no event terminate or prejudice any right arising out of or accruing in connection with the terms of this Agreement attributable to events and circumstances occurring prior to termination or expiration of this Agreement, and/or all rights and obligations specified in this Agreement to survive such termination and/or expiration.

ARTICLE 11.    MISCELLANEOUS.
11.01.    Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State in which the property is located without giving effect to the conflict of law principles of such State.
11.02.    Table of Contents and Headings. The Table of Contents preceding this Agreement and the headings of the various articles and sections of this Agreement have been inserted for convenient reference only and shall not have the effect of modifying or amending the express terms and provisions of this Agreement.
11.03.    Entire Agreement. This Agreement contains the entire agreement between the parties with regard to the subject matter hereof, and this Agreement shall not be amended, modified or cancelled except in writing signed by both parties or by their duly authorized agents.

25

11.04.    Successors and Assigns. All terms, conditions and agreements herein set forth shall inure to the benefit of, and be binding upon the parties, and any and all of their respective permitted heirs, successors, representatives and assigns. Notwithstanding the foregoing, this Agreement may not be assigned by Property Manager nor shall Property Manager delegate any of its duties hereunder without Owner's prior written consent, which consent may be granted or withheld in Owner’s sole and absolute discretion. Any attempted assignment or delegation by Property Manager hereunder in violation of this Section 11.04 shall be null and void and of no force or effect.
11.05.    Waiver. The failure of either party to insist upon a strict performance of any of the terms or provisions of this Agreement or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such terms, provisions, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any terms or provisions hereof shall be deemed to have been made unless expressed in writing and signed by such party. In the event of consent by Owner to an assignment of this Agreement, no further assignment shall be made without the express written consent of Owner.
11.06.    Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws. However, if any provision of this Agreement is invalid under any applicable law, such provision shall be ineffective only to the extent of such invalidity without invalidating the remaining provisions of this Agreement and, to the fullest extent possible, this Agreement shall be interpreted so as to give effect to the stated written intent of the parties.
11.07.    Time. Time is of the essence of this Agreement.
11.08.    Attorneys’ Fees. In the event of any legal or equitable proceeding for enforcement of any of the terms or conditions of this Agreement, or any alleged disputes, breaches, defaults or misrepresentations in connection with any provision of this Agreement, the prevailing party in such proceeding, or the non-dismissing party where the dismissal occurs other than by reason of a settlement, shall be entitled to recover its reasonable costs and expenses, including without limitation reasonable attorneys’ fees and costs, paid or incurred in good faith at the pre-trial, trial and appellate levels, and in enforcing any award or judgment granted pursuant thereto. Any award, judgment or order entered in any such proceeding shall contain a specific provision providing for the recovery of attorneys’ fees and costs incurred in enforcing such award or judgment, including without limitation (a) post-award or post-judgment motions, (b) contempt proceedings, (c) garnishment, levy, and debtor and third party examinations, (d) discovery and (e) bankruptcy litigation. The "prevailing party", for purposes of this Agreement, shall be deemed to be that party that obtains substantially the result sought, whether by dismissal, award or judgment.
11.09.    Further Acts. Owner and Property Manager shall execute such other documents and perform such other acts as may be reasonably necessary and/or helpful to carry out the purposes of this Agreement.

26

11.10.    No Advertising. No publication, announcement or other public advertisement of the name of Owner in connection with the Property shall be made by Property Manager, except as may be required by applicable law or with the prior written consent of Owner.
11.11.    Signs. Signs and building directories are prohibited unless specifically approved by Owner. Property Manager may place reasonable leasing signs as required with the prior approval of Owner. All signs must meet all requirements of local sign codes and ordinances.
11.12.    Owner Exculpatory Clause; Waivers of Jury Trial and Punitive Damages.     Property Manager agrees that no principal, officer, director, shareholder, partner, member, investor, manager, representative, trustee, officer, employee or agent of Owner or of its members or partners shall be personally liable for any of the obligations of Owner hereunder and that Property Manager must look solely to the assets of Owner for the enforcement of any claims against Owner arising hereunder. In addition, Property Manager hereby waives in connection with any such claim any right it may have to a jury trial and any punitive or consequential damages.
11.14.    Notices. Any notice required or desired to be given under this Agreement shall be given in writing and shall be deemed sufficiently given and served for all purposes when personally delivered or delivered by any generally recognized courier, or by certified or registered mail, addressed to the appropriate address shown below. Any notice given by depositing it in the United States mail as certified or registered mail, postage prepaid, shall be deemed given five (5) business days after deposit.

Owner: With a copy to: With a copy to:
KBS Legacy Partners Lofts LLC
c/o KBS Capital Advisors, LLC
620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
Attn: David Snyder

KBS Legacy Partners Lofts LLC
c/o Legacy Partners Residential Realty LLC
7525 SE 24th Street, Suite 180
Mercer Island, WA 98040
Attention: Kerry L. Nicholson

KBS Legacy Partners Lofts LLC
c/o Legacy Partners Residential Realty LLC
4000 E. Third Avenue, Sixth Floor
Foster City, California 94404
Attn: W. Dean Henry/Guy K. Hays

Property Manager:	Mills Properties, Inc. 2650 South Hanley Road, Suite 200 St. Louis, MO 63144 Attn: Kirk Mills

27

With a copy to:	Thompson Coburn LLP 505 N. 7th Street, Suite 2700 One US Bank Plaza St. Louis, MO 63101 Attn: Daniel T. Engle
Legacy: With a copy to:
Legacy Partners Residential L.P.
4000 E. Third Avenue, Sixth Floor
Foster City, California 94404
Attn: Carol Foster

Legacy Partners Residential L.P.
4000 E. Third Avenue, Sixth Floor
Foster City, California 94404
Attn: W. Dean Henry/Guy K. Hays

11.15.    Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such executed counterparts together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

28

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the Effective Date.

29

EXHIBIT A
LEGAL DESCRIPTION OF PROPERTY
The land referred to herein is situated in the City of St. Louis, State of Missouri, and is described as follows:
Tract 1:
A tract of land being Lot 2 of the Highlands At Forest Park, a subdivision in the City of St. Louis, Missouri, and being in City Block 4002, according to the plat thereof recorded in Plat Book 74, Page 15 of the St. Louis City Records, St. Louis City, Missouri, and being more particularly described as follows:
Beginning at the Southwest corner of above said Lot 2, thence along the boundary lines of said Lot 2, the following courses and distances: North 06 degrees 59 minutes 45 seconds East 268.15 feet; South 83 degrees 00 minutes 15 seconds East 233.09 feet; South 14 degrees 59 minutes 12 seconds West 267.39 feet to a curve to the right; said curve having a radius of 45.00 feet, an arc distance of 75.11 feet; thence continuing along said boundary line North 69 degrees 22 minutes 32 seconds West 144.83 feet to the Point of Beginning.
Tract 2:
A tract of land being Lot 5A of the Resubdivision of Lot 4 and Lot 5 of Highlands At Forest Park, a subdivision in the City of St. Louis, Missouri, and being in City Block 4002, according to the plat thereof recorded in Plat Book 82, Page 22 of the St. Louis City Records, St. Louis City, Missouri, and being more particularly described as follows:
Beginning at the Northwest corner of above said Lot 5A, thence along the boundary lines of said Lot 5A, the following courses and distances: South 83 degrees 00 minutes 15 seconds East 233.06 feet; South 06 degrees 59 minutes 45 seconds West 268.14 feet; South 83 degrees 22 minutes 02 seconds West 144.19 feet to a curve to the right; said curve having a radius of 44.50 feet, an arc distance of 75.45 feet; thence continuing along said boundary line North 00 degrees 59 minutes 41 seconds West 267.94 feet to the Point of Beginning.
Tract 3:
Rights of Easements appurtenant to the above descriptions Parcel 1 and Parcel 2 pursuant to that certain Declaration of Covenants and Restrictions of the Highlands at Forest Park recorded in Book 1624M, Page 1970 as amended by the First Amendment to Indenture of Covenants and Restrictions for the Highlands at Forest Park, City of St. Louis, Missouri recorded in Book 10062004, Page 0232, and as amended by the Second Amendment to Indenture of Covenants and Restrictions for the Highlands at Forest Park, City of St Louis, Missouri recorded in Book 08292007, Page 0206.
Commonly referred to as: 1031 Highlands Plaza Drive W., St. Louis, MO 63110

A-1

EXHIBIT B
RENTAL GUIDELINES
Property Manager may enter into new leases for space at the Property and renew or extend existing leases without Owner’s prior written consent provided that each such lease:

1)	for residential apartment units:

a)	is documented using, and does not materially deviate from, the standard lease form attached as Exhibit C to this Agreement, other than changes required by law or any governmental agency; and

b)	shall be for initial terms of at least six (6) months and not more than twelve (12) months, unless a longer lease is included in the Annual Business Plan.

2)	provides for rental rates and terms no less than the suggested daily rates provided by YieldStar unless otherwise approved by Owner.

3)
is not for a corporate apartment unit except that the Property Manager may enter into an arms-length lease for corporate apartment units of up to ten percent (10%) of the total number of apartment units, unless the Annual Business Plan provides for more than ten percent (10%) of the total number of apartment units to be available as corporate apartment units; provided, however, unless otherwise approved by Owner Property Manager will not allow more than 10 corporate leases to expire in any given month.

4)
is an arms-length transaction with a tenant that is not an Affiliate of Owner or Property Manager (with the exception of apartment units which may be leased to employees of an Affiliate of the Owner or Property Manager as designated in, and at rental rates no less than those set forth in, the Annual Business Plan).

5)	Equal Housing Opportunity: Property Manager will do business in accordance with the Federal Fair Housing Law.

6)	Resident Income: Except as approved by Owner in writing, prospective residents will have monthly income which will at a minimum be three times the monthly rent.

7)
Credit: All prospective residents must have satisfactory credit as determined in the best judgment of Property Manager. As evidence of prospective residents' satisfactory credit history, Property Manager shall procure a background check and credit report for prospective tenants from a national reporting agency.

8)
Employment: Property Manager shall confirm employment and salary for prospective tenants for at least the prior three years by, among other satisfactory methods, contacting prior employers of prospective tenants.

9)	Previous Residence: If appropriate, Property Manager shall confirm satisfactory residency for prospective tenants, including without limitation, contacting previous landlords of prospective tenants.

10)	Rental Guideline Changes: Any material changes in the above guidelines shall be submitted to the Owner for review and approval.

B-1

EXHIBIT C
STANDARD RESIDENTIAL LEASE FORM

C-1

Standard Apartment Lease - Terms and Conditions
Resident Services
General Policy
Community Guidelines

Updated 2/10/2014

TABLE OF CONTENTS
Standard Apartment Lease - Terms and Conditions
Payment of Rent	1
Deposits	1
Concessions	2
Residency	2
Condition of Premises	2
Receipt and Return of Keys to the Premises	2
Packages	2
Use of Premises	2
Care of Premises	3
Repairs	4
Rules and Regulations	4
Release and Duty to Maintain Insurance	4
Release and Waiver of Subrogation	4
Equipment Use	4
Locks	5
Freezing Pipes	5
Covenants and Warranties	5
Drug Related and Other Criminal Activity Prohibited	5
Safety and Security	6
Notices	6
Abandonment of Personal Property	7
Inspection	7
Destruction of Condemnation of Leased Premises	8
Termination by Resident	8
Recreational Facilities	9

SL 1211812.1

Military Clause	9
Holdover Rent	9
Attorney Fees	9
Assignment and Sublease	9
Release and Waiver of Liability and Indemnity	9
Re-Entry	10
Forfeiture	10
Termination by Company	10
Cumulative Remedies	11
Parties to Lease	11
Entire Agreement	11
Governing Laws	11
Severability	11
Lease Subordination	11
General	11
Waiver of Jury Trial	12

Mills Properties Commitments to Fair Housing
Fair Housing	13
Occupancy Guidelines	13

Customer Service Information
We Care Philosophy	13
Leasing Office Information	13
Customer Service Associates	13
Arranged Access	13
Key Policy	14
Mailbox	14
General Liability Insurance	14
Solicitors	14

Community Features, Amenities and Recreation
Limited Access Gates	14
Community Clubhouse	14
Fitness Center	15
Laundry Facilities	15
Swimming Pool and Spa	15
Tanning Salon	16
General Recreation	16
Community Standards and Policies

SL 1211812.1

Community Standards	16
Patios and Balconies	16
BBQ Grills	17
Landscaping, Grounds and Curb Appeal	17
Pets	17
Quiet Enjoyment	17
Holiday Decorations	18
Satellite Dishes	18
Trash Removal	18
Waterbeds and Fish Tanks	19
Window/Screens	19
Weapons, Firearms and Threats	19

Apartment Maintenance
Move-In Inspection Checklist Form	19
Service Requests	19
Preventative Maintenance	19
Emergencies	19
Pest Control	20
Lighting	20
Appliances	20
Dishwasher	20
Disposal	20
Refrigerator	20
Range/Oven	20
In-Unit Washer and Dryer	20
A/C or Heating Unit	21
Fireplace	21
Fire Prevention	21

Parking, Garage and Towing Guidelines
Parking Regulations	21
Parking Permits	22
Parking Violations and Towing	22
Garages	23
Garage Door Operations	23
Bicycles and Motorcycles	23
Towing	23
Rent, Payment and Lease Information

SL 1211812.1

Rent Payment Guidelines	23
Lease Renewal	24
Apartment Transfers	24
Roommates	24
Rental Concessions	24
Move-out Procedures	24

Bed Bugs	25

Utilities	26

Mold Notification and Prevention Measures	28

Community Safety and Security Suggestions	29

Clean/Repair, Replace	30

Additional Information
Additional Community Policies	31
Changes to this Handbook	31
Severability	31

SL 1211812.1

STANDARD APARTMENT LEASE — TERMS AND CONDITIONS
These Standard Apartment Lease — Terms and Conditions (“Terms and Conditions”) are attached to and made a part of that certain Standard Apartment Lease — Terms Sheet (the “Terms Sheet”) entered into by Company and Resident as of the Effective Date. These Terms and Conditions, the Terms Sheet and any written agreements incorporated into the Terms Sheet are collectively referred to as the “Lease”. As used in this Lease, the term “Company” shall refer collectively to the entity identified on the Terms Sheet, its employees and as agent for the Owner of the community, as well as the Owner of the community; the term “Resident” shall refer collectively to each of the Resident(s) identified as such on the Terms Sheet, jointly and severally; the term “Occupant” shall refer collectively to each of the Occupant(s) identified as such on the Terms Sheet; the term “Guests” shall refer collectively to any of Resident’s or Occupant’s Guests, Agents or Other Invitees; and the term “Effective Date” shall refer to the first day on which both parties have signed the Terms Sheet or the Commencement Date of the Lease Term identified on the Terms Sheet, whichever is earlier. Unless otherwise defined above and herein, the capitalized terms used in these Terms and Conditions shall have the meaning set forth on the Terms Sheet.
Company is pleased to rent to Resident, and each Resident agrees to rent from Company, the Premises located at the Community, subject to the provisions of the Lease. The “Premises” shall collectively refer to the Apartment located at the Community and identified on the Terms Sheet (the “Apartment”) as well as any other space(s) located at the Community and identified in the Monthly Rent provision of the Terms Sheet or used exclusively by Resident if any.
Section 1:     Payment of Rent. Rent may be paid with a personal check, cashier’s check, certified check or money order in the exact amount due. For Resident’s as well as Company’s protection, payments may not be made in cash. If two (2) or more of Resident’s personal checks are dishonored by any institution, Resident will be required to pay all future Rent by cashier’s check or money order. Company is not required to redeposit a dishonored check.
Section 2:     Deposits. Resident agrees to deposit with Company the additional sum stated on the Terms Sheet as security to be held by Company for the faithful performance by Resident of each and every term, condition, covenant, agreement, undertaking, and obligation of Resident under this Lease. Company and Resident agree that the deposit need not be segregated in a separate escrow account and may be placed in an interest bearing account. If the deposit is held by Mills Properties, Inc., the amount of the deposit shall be used and applied at the direction of the Owner and any interest earned will become the property of Mills Properties, Inc. Security Deposit is handled in accordance with State laws governing this Lease. In the event that Resident is entitled to any refund of any deposit, Resident covenants, agrees and understands that Resident shall look solely and exclusively to the Owner for any such refund of the security deposit and, further, Resident acknowledges and agrees that Mills Properties, Inc. shall have no liability for all or any part of any refund of any deposit. Resident shall indemnify and hold Mills Properties, Inc. harmless from any and all claim, liability, cost or expense, including attorney’s fees, in connection with any dispute regarding a refund of any deposit under this Lease.
Resident acknowledges that in the event of any default by Resident, all or any part of such deposit may be applied to cure such default or for any costs which may be incurred by reason of such default. In such event, Resident, upon demand by Company or upon demand by the Owner, shall promptly replace the amount of the deposit so used so that the deposit throughout the term of this Lease shall at all times remain at the amount set forth on the Terms Sheet.
Resident further acknowledges and agrees that IN NO EVENT SHALL SAID SECURITY DEPOSIT BE APPLIED BY RESIDENT FOR ANY RENT DUE UNDER THE TERMS OF THIS LEASE. Upon expiration of the term of this Lease, provided Resident has returned the Premises to Company clean, in good order and repair, and in as good condition as when received, ordinary wear and tear excepted, and surrendered possession of, and returned ALL keys to the Premises, and further provided Resident is not then in default under the terms of this Lease, then Owner shall within thirty (30) days of the Resident’s move out date return to Resident such security deposit then being held, less any deductions pursuant to this Lease. All costs and expenses Company may incur to put the Premises in the same condition as when rented, less reasonable wear and tear, plus any applicable unpaid rent required therefore, shall be paid promptly by Resident to Company as additional rent or paid from the security deposit, if sufficient, and the balance, if any, returned to the Resident subject to further reduction pursuant to other provisions of this Lease.
Deposit refund checks will be made payable jointly to all Residents listed on the current valid Lease Agreement. Company must have a written notice signed by the Resident vacating the apartment if he/she wishes to release their interest in the deposit or transfer that interest to another party. Deposits are not refunded until all parties have vacated the apartment.
Resident and Company acknowledge and agree that should the Owner sell the Premises and transfer the security deposit then being held hereunder to its grantee or transferee, any such grantee or transferee shall be deemed substituted by novation, for the Owner under this Lease, thereafter, the liability of the prior Company and Owner to Resident for the return of such deposit shall cease.
Section 3:     Concessions. Resident acknowledges that any rent promotions offered will be null and void in the event that there is any default of any term of this Lease or early termination of this Lease. Resident agrees to reimburse Company the full amount value of the promotion stated on the Terms Sheet, and will have to pay market rent thereafter. The repayment of the promotion amount does not release Resident from any financial obligations of the Lease. All other rents, termination fees, or penalties called for in the Lease shall be applicable.
Section 4:     Residency. Resident hereby agrees that no person, other than Resident or Occupant as identified on Resident’s Terms Sheet, may occupy or live in the Premises without prior written consent of the Company. In the event the Apartment is occupied by any other person(s) for more than seven (7) days, consecutive or otherwise, in any one (1) month, such person(s) shall be deemed a proposed Occupant and subject to approval by the Company, which approval Company may withhold in its absolute discretion. Company reserves the right to require any such proposed Occupant to (i) complete an application; which shall be subject to Company’s approval and which approval Company may withhold in its absolute discretion; and (ii) pay Company’s application fee in effect at the time of execution of such application. If Company consents to the occupancy of the Premises by such Occupant, Resident and such Occupant shall enter into a new Lease for the Premises prior to the occupancy by such additional person(s).
Section 5:     Condition of Premises. Resident hereby agrees that Resident has examined the Premises, and it is in good, clean and acceptable condition; that all furnished items and appliances are in good, clean, working order, and repair except for those items, if any, expressly set forth in any written Addendum to this Lease, if any, executed in writing by both Resident and Company; and that the Premises and all such items will be maintained by Resident and Resident occupants and returned to Company upon expiration or termination of this Lease in as good condition as when received, ordinary wear and tear excepted. Resident further acknowledges and agrees that no representations have been made by Company or by any of its Agents or representatives, as to the condition of the Premises or any furnished items therein or thereabout, and that no promise has been made to decorate, repair, maintain, alter or improve the Premises. Resident shall not alter, improve or affect the Premises, without the prior written consent of Company. Any such approved alterations, improvements or additions made by Resident, except those which do not become attached to the Premises, shall become the property of Company upon expiration or termination of this Lease, without obligation of Company to pay Resident therefore. In addition, any alteration, improvement or addition, whether made with or without the consent of Company, shall, at the option of Company, be restored by Resident, at the sole expense of Resident, to original condition before vacating the Premises.
Section 6:     Receipt and Return of Keys to the Premises. Resident acknowledges receipt of all keys to the Premises as stated on the Terms Sheet. ALL keys received by Resident from Company or reproduced by or for Resident, shall be returned by Resident to Company when Residents right of occupancy hereunder terminates. ALL keys must be received by Company on or before the Lease Expiration date.
Section 7:     Packages. Unless Resident notifies Company otherwise in writing, Resident authorizes Company to accept, but Company has no obligation to so accept, packages on behalf of Resident and Occupant on the terms set forth in this paragraph. Once the delivery company has notified Resident that it has delivered a package for Resident to the Management Office, Resident must pick up such package within two (2) business days. If the package is not picked up within this time period, Company may charge Resident a reasonable storage fee. Resident ASSUMES ALL RISKS associated with authorizing Company to accept packages on Resident’s behalf and agrees that Company shall not be responsible for lost, misplaced, stolen or damaged packages accepted by Company on behalf of Resident or Occupant.
Section 8:     Use of Premises. The Apartment is to be occupied and used solely as a private Residential household. Unless specifically required to be permitted by law, conducting any kind of business (including child care services) in the Premises or in the Community is prohibited; provided, however, that any lawful business conducted “at home” by computer, mail or telephone is permissible if customers, clients, patients or other business associates do not come to the Premises for business purposes and any business that is required to be permitted by law must be conducted in accordance with applicable laws.
Resident shall not use, nor permit others to use, the Premises for any purpose or in any manner, which will tend to damage the Premises, Company’s reputation or property. Resident shall not annoy, obstruct or interfere with the peaceful occupancy of other Residents of the Apartment Community in which the Premises are located, or of the inhabitants of the neighborhood, nor disturb or affect anyone’s property or effects thereabout. Resident shall not use, nor permit others to use, the common hallways. stairways, landings or other common areas of the Apartment Community in which the Premises are located, as playing or congregating places; no personal property of any kind shall be allowed to remain thereon or thereabout. Resident hereby agrees that Resident’s use of any storage space, lockers or areas that may be provided in or about the Premises, with or without the consent of Company, shall be at the sole risk and responsibility of Resident. Company shall have no liability EVEN FOR ITS NEGLIGENCE to Resident or other third parties for damage to property stored in or about any storage space, lockers or areas which may be provided in or about the Premises from any cause, including but not limited to casualty, bursting pipes, sewer back-up, leaking water or action of third parties. Resident covenants, agrees, understands and specifically authorizes Company that any property placed on or about the Premises by Resident, or anyone under or through Resident, with or without the prior written consent of Company, may be moved or removed by Company at any time in the event of an emergency without liability to Company.
Resident shall not use basement for Living Space Unless Authorized by Government Ordinances. Resident may only use the basement for living space or sleeping quarters if it contains two separate means of getting into and out of the Basement Area. Governmental building codes prohibit Resident from using any part of finished basement level as living space or as sleeping quarters if it does not contain two separate means of getting into and out of the Basement Area. If two separate means of getting into and out of the Basement Area does not exist, Resident acknowledges that it is a violation of existing building codes to use the Basement Area for any purpose other than residential storage. Landlord shall not be liable to Resident for any violation by Resident of the existing governmental prohibition in using the Basement Area for living space or as sleeping quarters. Resident covenants not to sue and shall indemnify and hold harmless Landlord, and its successors and assigns, from and against any and all claims, damages, liabilities, losses, costs and expenses (including reasonable attorneys’ fees and expenses and amounts paid in settlement) incurred, paid or sustained by Landlord in connection with, arising out of or based upon the use of the Basement Area by Resident, its Occupants, Guests, invitees and other permitted individuals, in violation of the existing building codes and applicable governmental laws and regulations.
Resident shall not use the exterior of the Premises, including but not limited to windows, balconies, patios, etc., to hang clothing, bedding covers or similar items; nor shall any supports be installed.
Resident shall not install a satellite dish in, on or about the Premises or the Community unless Resident complies with applicable regulations and the terms contained in the Community Guidelines.
Resident shall not extend or attach any item or article through or upon any window, opening or exterior thereof, without the prior written consent of Company. Resident shall use only small nails for hanging items on walls. No holes shall be punched or bored into walls, cabinets, doors, ceiling or floors and no screws, large nails, hooks or hangers (whether adhesive or non-adhesive) shall be inserted into or affixed onto walls, cabinets, doors, ceiling or floors without the prior written consent of Company.
Waterbeds are prohibited unless prior written permission is received from Company whereby Resident agrees to carry waterbed insurance and provide Company with written verification of same.
Section 9:     Care of Premises. Resident shall take good care of the Premises and its fixtures, furniture, and furnishings, and shall suffer no waste, and shall report promptly in writing to the manager when any equipment or fixture or portion of the Premises is out of repair. Resident shall be responsible for ordinary maintenance and repair of the Premises, and for upkeep and maintenance of any patios, balconies or other areas reserved for the private use of Resident. Resident shall vacuum the carpet in the Premises or otherwise arrange to have the carpet vacuumed on a regular basis. Merely sweeping the carpet is not sufficient. Ground-in-dirt resulting from Resident’s violation of the foregoing shall be considered damage beyond ordinary wear and tear, and Resident shall be responsible for such damage, which may include replacement of the carpet throughout the entire Premises. No alterations, additions or improvements in the Premises or the building or grounds in the complex of which the Premises is a part may be made by Resident without the prior written consent of Company. If Company consents to any work, Resident shall indemnify and hold Company harmless, against any and all claims, costs, damages, liabilities, liens and expenses (including reasonable attorney’s fees) which may be brought or imposed against or incurred by Company in connection with such work. All mechanics’ liens filed by reason of such work shall be discharged by Resident at his expense, within ten (10) days after notice is sent.
Section 10:     Repairs. Resident shall immediately notify Company, should any plumbing, electrical, mechanical, or other equipment or part of the premises become damaged, faulty or in disrepair. Repairs will be made within a reasonable time after receipt of such notice.
Section 11:     Rules and Regulations. Resident(s), Occupants, and their Guests, hereby agree(s) to abide by and conform to the Policies and Community Guidelines of the Apartment Community, the provisions of which are incorporated herein by reference, and such other Policies and Community Guidelines as the Apartment Community may from time to time promulgate.
Section 12:     Release and Duty to Maintain Insurance. COMPANY IS NOT AN INSURER OF RESIDENT’S PERSON OR POSSESSIONS. RESIDENT AGREES THAT RESIDENT, RESIDENT’S OCCUPANTS, GUESTS AND INVITEES AND THEIR PERSONAL PROPERTY SHALL BE AT THE SOLE RISK OF RESIDENT AND RESIDENT COVENANTS TO CARRY SUCH INSURANCE TO PROTECT SAME. RESIDENT FURTHER AGREES THAT COMPANY AND THEIR AGENTS AND EMPLOYEES SHALL NOT BE LIABLE FOR ANY DAMAGE TO RESIDENT’S PERSONAL PROPERTY (AS EXAMPLE AND NOT BY WAY OF LIMITATION) DAMAGE CAUSED BY WATER, SNOW, ICE, FROST, STEAM, SEWAGE, SEWER GAS OR ODORS, HEATING, COOLING AND VENTILATING EQUIPMENT, LEAKING PIPES, FAUCETS AND PLUMBING FIXTURES, MECHANICAL BREAKDOWN OR FAILURE, ELECTRICAL FAILURE, SECURITY SERVICES OR DEVICES, OR MAILBOXES BEING MISUSED OR BEING TEMPORARILY OUT OF ORDER, FIRE AND THEFT; OR DUE TO THE HAPPENING OF ANY ACCIDENT IN OR ABOUT THE PREMISES OR TO RESIDENT’S PROPERTY OR DUE TO ANY ACT OF NEGLIGENCE ON THE PART OF COMPANY ON SAID PROPERTY OR ANY OTHER PERSON. RESIDENT SHALL INDEMNIFY AND HOLD HARMLESS COMPANY FOR ANY LOSSES SUFFERED BY COMPANY BY RESIDENT’S BREACH OF THIS PROVISION, INCLUDING REASONABLE ATTORNEY’S FEES AND COSTS.
RESIDENT FURTHER AGREES THAT IT WILL MAINTAIN LIABILITY INSURANCE TO REPAIR THE RESIDENT’S PREMISES FOR ANY DAMAGE CAUSED TO SAID PREMISES AS A RESULT OF RESIDENT’S NEGLIGENCE. RESIDENT ACKNOWLEDGES THAT RESIDENT’S INSURANCE IS INDEPENDENT OF COMPANY’S INSURANCE AND RESIDENT’S INSURANCE SHALL BE PRIMARY FOR ANY DAMAGE CAUSED BY RESIDENT, RESIDENT’S OCCUPANTS OR RESIDENT’S GUEST’S NEGLIGENCE TO THE PREMISES AND/OR THE COMMUNITY (SEE PAGE 14 – GENERAL LIABILITY INSURANCE). FAILURE TO MAINTAIN SAID INSURANCE SHALL BE A COMPLETE WAIVER OF ANY CLAIM RESIDENT MAY HAVE AGAINST COMPANY.
RESIDENT’S USE OF ANY STOREROOM, STORAGE AREA OR COVERED PARKING SPACE IN OR ABOUT PREMISES SHALL BE BY RESIDENT ONLY. RESIDENT UNDERSTANDS THAT DUE TO THE CONSTRUCTION, LOCATION AND USE OF STOREROOM, STORAGE AREA OR COVERED PARKING SPACE, IF APPLICABLE, COMPANY SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE TO ANY PROPERTY PLACED THEREIN. DO NOT STORE VALUABLE ITEMS IN SUCH AREAS.
Release and Waiver of Subrogation. NOTWITHSTANDING ANYTHING IN THIS LEASE OR UNDER APPLICABLE LAW TO THE CONTRARY, RESIDENT HEREBY WAIVES ALL RIGHTS OF RECOVERY AGAINST THE COMPANY ON ACCOUNT OF LOSS AND DAMAGE TO RESIDENT’S PROPERTY ARISING FROM CAUSES OF LOSS INSURABLE UNDER A STANDARD POLICY OF “SPECIAL FORM” PROPERTY/CASUALTY INSURANCE, WHETHER OR NOT THE LOSS OR DAMAGE RESULTED FROM THE ACTS OR OMISSIONS OF THE RELEASED PARTY OR PERSONS FOR WHOM THE RELEASED PARTY IS RESPONSIBLE. RESIDENT SHALL, UPON OBTAINING POLICIES OF INSURANCE REQUIRED IN THIS LEASE OR OTHERWISE COVERING THE PREMISES, BUILDING, PROPERTY, GIVE NOTICE TO THE INSURANCE CARRIERS THAT THE FOREGOING WAIVER OF CLAIMS IS CONTAINED IN THIS LEASE. RESIDENT SHALL CAUSE EACH INSURANCE POLICY(IES) REQUIRED OF RESIDENT PURSUANT TO THIS LEASE OR OTHERWISE CARRIED BY RESIDENT TO PROVIDE THAT THE INSURANCE COMPANY ACQUIESCES TO THE WAIVER OF CLAIMS UNDER THIS SECTION AND WAIVES ALL RIGHTS OF SUBROGATION WITH RESPECT TO ANY CLAIM WAIVED BY RESIDENT UNDER THIS LEASE.
Section 13:     Equipment Use. Resident hereby acknowledges that heating, cooling, water heating equipment, water valves, electrical switches, circuit breakers, fuse boxes, pipes, conduits, etc., serving the Premises, used by or for the benefit of the Resident, in or about the Premises, shall not be considered furnished for rent due hereunder. Such may be used by Resident only so long as all terms and conditions herein are fulfilled and rent and all other amounts payable hereunder are paid when and as due. Company’s failure to withdraw or prohibit use or benefit thereof, shall not constitute any waiver of any of the rights of Company, nor any waiver of a declaration of forfeiture, nor of the Company’s right to enter the Premises to inspect, repair or alter same.

Section 14:     Locks. Resident shall not change door locks or add new locks without, in each instance, first obtaining the prior written consent of Company and, if so consented to, such lock shall be installed by Company or by a third party approved by Company at Resident’s expense and Resident must immediately deliver a key for each such lock to Company at the Management Office. Damage to locks by Resident will be repaired and/or replaced by or on behalf of Company at Resident’s expense.
Section 15:     Freezing Pipes. Resident acknowledges that in cold weather conditions, it is necessary for Resident to provide appropriate climate control and take other measures to avoid freezing pipes in the Premises. Resident agrees to maintain a temperature in the Premises of at least 50 degrees Fahrenheit at all times. During freezing weather (i.e.. when the outdoor temperature falls below 32 degrees Fahrenheit), Resident agrees to keep sink cabinet doors open and to leave hot and cold water faucets dripping when requested by the Management Office. Resident agrees to immediately report to the Management Office any evidence of a water leak or excessive moisture in the Premises, as well as in any storage room, garage or other common area and any failure or malfunction in the heating system in the Premises. Resident further agrees that Resident shall be responsible for damage to the Premises and Resident’s property as well as injury to Resident and Occupants resulting from Resident’s failure to comply with the terms of this Paragraph.
Section 16:     Covenants and Warranties. Resident shall not commit nor permit others to commit, any unlawful act in or about the Premises. Resident shall not use the Premises for any purpose or in any manner which may increase the insurance rates for the Apartment Community. Resident shall not keep nor permit to be kept any flammable fluids or explosives in or about the Premises. Resident, individually, and/or for Resident’s occupants, if any, invitees and visitors, covenants and warrants to the Company as follows:
Quiet Conduct: The conduct of Resident and such others for whom Resident is responsible shall not, in any manner, disturb the quiet enjoyment of other Residents, minors, invitees, or visitors, in or near where the Premises are located, including the pool area, recreation area, and other common areas.
Damage: The conduct of Resident and such others for whom Resident is responsible shall not result in or cause destruction, or damage to the Premises, or any part thereof including, but not limited to the pool, pool furniture and equipment, recreation room and recreation equipment or the property of other Residents, their children, invitees, and visitors.
Animals: Resident and such others for whom Resident is responsible shall not keep or maintain any animal on or about the Premises without first obtaining written consent of Company. Please see PET AGREEMENT, which becomes a part of this Lease Contract if entered into by Company and Resident.
Nuisance and Waste: Resident and such others for whom Resident is responsible shall not maintain, commit, or permit the maintenance or commission of a nuisance, and shall not commit or permit the commission of waste, upon the Premises or any part thereof. The violation of any of the provisions of sub-paragraph “QUIET CONDUCT” or “ANIMALS” of this Section shall constitute a nuisance. The violation of any of the provisions of sub-paragraph “Damage” of this Section shall constitute waste.
Section 17:     Drug Related and Other Criminal Activity Prohibited. Resident, any members of the Resident’s household, or a Guest or other person under the Resident’s control, shall not engage in criminal activity, including drug-related criminal activity, on or near the said premises. “Drug-related criminal activity” means the illegal manufacture, sale, distribution, use or possession with the intent to manufacture, sell, distribute, or use a controlled substance (as defined in Section 102 of the Controlled Substance Act (21 U.S.C. 802).
Resident, any member of the Resident’s household, or a Guest or other person under the Resident’s control, shall not engage in any act intended to facilitate criminal activity, including drug-related criminal activity, on or near the said premises.
Resident or members of the household will not permit the dwelling unit to be used for, or to facilitate criminal activity, including drug-related criminal activity, regardless of whether the individual engaging in such activity is a member of the household or a Guest.

Resident, any member of the Resident’s household, or a Guest, or another person under the Resident’s control, shall not engage in unlawful manufacturing, selling, using, storing, keeping, or giving of a controlled substance as defined by State law at any locations, whether on or near the dwelling unit premises or otherwise.
Resident, any member of the Resident’s household, or a Guest or another person under the Resident’s control, shall not engage in any illegal activity, including prostitution, any criminal street gang activity, harassment, any crimes against persons as prohibited by State Statutes, including but not limited to the unlawful discharge or unauthorized possession of firearms on or near the dwelling unit or premises, or any breach of the Lease agreement that otherwise jeopardizes the health, safety, and welfare of the landlord, his agent or other tenant or involving imminent or actual serious property damage.
CONCEALED FIREARMS: Concealed firearms are prohibited on the property.
VIOLATION OF THE ABOVE PROVISIONS SHALL BE A MATERIAL AND IRREPARABLE VIOLATION OF THE LEASE AND GOOD CAUSE FOR TERMINATION OF TENANCY. A single violation of any of the provisions of this Section 17 shall be deemed a serious violation and a material and irreparable non-compliance. It is understood that a single violation shall be good cause for termination of the Lease as provided by State law. Unless otherwise provided by law, proof of violation shall not require criminal conviction, but shall be by a preponderance of the evidence.
Section 18:     Safety and Security. Resident hereby agrees to inspect the Premises and to determine to his satisfaction that smoke detectors, door and window locks and latches, and all other safety devices in the Premises, if any, are in good working order. Resident also agrees to inspect and to test each of the said items periodically and to give prompt written notice to Company if any such device requires repair or replacement. Resident further agrees to accept complete responsibility for purchasing and changing batteries in battery operated smoke detectors. Resident acknowledges and agrees that the inspection and testing of said devices is Resident’s sole responsibility and that they will not be inspected or checked by Company unless requested by Resident, in writing.
Resident acknowledges and agrees that Company has no obligation whatsoever to provide or to continue to provide any safety devices (including limited access gates and doors), safety services or security services, and that the Company may stop providing such safety devices, safety services or security services at any time during the term of this Lease. The failure of the Company to maintain any such safety devices or to provide any such safety services or security services shall not constitute a breach or default under this Lease or affect any obligation or undertaking by Resident under this Lease, NOR SHALL COMPANY BE LIABLE FOR ANY FAILURE TO PROVIDE OR MAINTAIN ANY SUCH SAFETY DEVICES, SAFETY SERVICES OR SECURITY SERVICES.
Resident acknowledges and agrees that by furnishing safety devices, safety services or security services, Company is not guaranteeing their effectiveness to protect Resident’s personal safety or Resident’s personal property. Resident further acknowledges and agrees that COMPANY HAS NO OBLIGATION OR LIABILITY FOR THE ACTS OR OMISSIONS OF ANY OF THE PERSONNEL OF ANY FIRM it engages to perform safety services or security services or for any defect, malfunction, mechanical failure or inadequacy of any safety device.
Resident acknowledges and agrees that protection against criminal action is not within Company’s power, that Company does not provide (and does not have a duty to provide) any security protection services, security lighting or any other security measures at the Community, that Company has no obligation to conduct criminal background checks on actual or potential Residents or Occupants, that Resident shall look solely to the public police for security protection and that Resident and Occupant are responsible for their personal security. COMPANY SHALL NOT BE LIABLE for failure to provide such security measures, for failure to conduct such criminal background checks or for criminal or wrongful actions by others against Resident, Occupant, Guests or others, including actions by others which cause damage to the property of Resident, Occupant or Guests.
Section 19:     Damages to Property. Resident shall be responsible and liable for any and all injury or damage done to the Premises or to the building or community in which the same is located or to the lawns, grounds, trees, shrubbery, sidewalks, and community surrounding the building, or to any and all property of Company or other tenants caused by Resident’s acts or omissions, or by those of Resident’s Occupants, Servants, Agents, Guests, Invitees, Other person or Pets whom Resident permits to be in, on or about the Premises, building or community, including injury or damage due to the operation, maintenance, or control of heating and cooling equipment, appliances, fixtures, and Resident shall also be liable for damages due to the failure to maintain heat therein to prevent damage to the Premises. The extent and amount of damages to be charged to the Resident shall be determined by the Company and shall be payable on demand by Company. Should Company pay, or be required to pay, or have expense for any act or omission by virtue of Resident’s tenancy, or caused by, through or under Resident, his Occupants, Servants, Agents, Guests, Invitees, or Others, then the same shall be paid by Resident as accrued additional rent.
Upon vacating the Premises, the Resident shall advise the Company, surrender all keys and return the Premises undamaged, in good condition and clean, and have all furnishings, walls, carpeting, drapes, appliances, cabinets, and floors therein clean and in good working order and all debris removed there from and thereabout. In the event Resident does not leave the Apartment in the condition hereinabove described, any cost or expense Company may have to put leased premises or furnished items used herein by Resident in said condition, shall be paid by Resident as accrued additional rent.
Section 20:     Resident Renewal. At least sixty (60) days prior to the expiration of this Lease, Resident shall give Company written notice, stating whether or not Resident intends to sign a new Lease with Company of a like term for the Premises. If Resident does not give sixty (60) days written notice prior to the expiration of the Lease, Company shall charge Resident a liquidated damage rent fee for insufficient notice equal to two (2) months’ rent. Resident acknowledges that the provision is fair and reasonable, and compensates the Company for the costs it has incurred related to Resident’s failure to provide timely written notice. Resident shall be required to vacate at the end of the Lease term and failure to do so shall cause Resident to become a holdover Resident and responsible for payment of Holdover Rent as set forth in Section 28 of this Lease.
If Resident notifies Company of Resident’s intention to sign a new Lease, Company shall have the option to accept or refuse a new Lease. If Company refuses to enter into a new Lease, Resident shall vacate the Premises on the expiration date herein. If Company accepts a new Lease with Resident, Resident shall execute the same prior to the expiration hereof. In the event the Company accepts a month-to-month Lease with Resident, the month-to-month
Lease shall renew for like terms unless notice of termination is received pursuant to Section 24 herein. In the event the Company enters into a month-to-month Lease with Resident, the month-to-month Lease shall renew at current market rent plus a month-to-month fee as set forth in the Terms Sheet. Company reserves the right to change any and all terms of the Lease, including rent on a month-to-month Lease by providing Resident with 30 days written notice. Resident may accept or reject the changes. If the Resident refuses the change in terms, they must provide notice of termination pursuant to Section 25.
Section 21:     Notices. Company and Resident agree that all notices authorized, required or given to Company hereunder shall be in writing and shall be served either In person or by certified mail, return receipt requested, addressed to Company at the offices at which rentals are then being received.
Company and Resident agree that all notices or demands authorized, required or given to Resident hereunder shall be in writing and shall be served in person, or left with anyone at the Premises, or served by regular mail addressed to Resident at the Premises, or emailed to the Resident, or posted upon the front door of the Premises, or posted in a conspicuous place within the office of Company at which rentals are then being received.
Resident and Company agree that notices sent by mail or email shall be deemed to have been given when properly addressed and mailed.
Section 22:     Abandonment of Personal Property. Resident agrees that if Resident abandons or vacates the Premises leaving personal property of Resident or any other person therein or thereabout, such property shall be deemed abandoned and neither Resident nor any other person shall have any further right or claim thereto. Company may, in its discretion, remove and dispose of such property as Company sees fit at RESIDENT’S SOLE RISK and cost without recourse by Resident or any other person against Company, its Agents, representatives or designees. Resident, upon demand, shall pay to Company any and all expenses incurred by Company for the removal, disposal and/or storage of any such property. Resident shall indemnify and hold Company harmless from all claims, demands, costs, expenses, attorney’s fees, and all other liabilities asserted against Company arising out of any personal property left in the Premises after Resident abandons or vacates the Premises.
Section 23:     Inspection. Resident hereby authorizes Company and/or Company’s Agents and representatives to enter the Premises, at all reasonable times, and in an emergency at any time, to make such repairs, alterations and inspections as may be deemed necessary by Company for the preservation of the Premises or the building in which the Premises are located. Notwithstanding the foregoing, Company shall not be required to make any repairs that Company deems to be unnecessary.

Resident further authorizes Company or Company’s agents or representatives to enter the Premises, whether Resident is present or absent, at all reasonable times, to show the Premises to prospective Residents or purchasers.
If Resident moves, vacates, surrenders or abandons the Premises, Company may then enter same to inspect, clean, renovate or redecorate. Such action shall not affect or abate any rent due or to become due, or other terms thereof.
It is further agreed that if it is deemed advisable by Company, in its sole judgment, to repair, alter or change any appliance, equipment or other furnished items in or about the Premises, entry may be made to effect such repairs, replacements, alterations or changes at all reasonable times without affecting any terms hereof or creating any claim or liability against Company.
Section 24:     Destruction or Condemnation of Leased Premises. Resident and Company agree that in the event the Premises are totally destroyed by fire, rain, wind or other cause beyond the control of Company, except through the fault or negligence of Resident or Residents Occupants, Guests, Servants, Animals, Pets or anyone permitted in the Premises by Resident; or if the Premises is condemned or ordered torn down by properly constituted authorities with the power of condemnation, the Company may, at Company’s option, furnish Resident with like Premises of the same rental value within Company’s apartment community in which the Premises are located. Except for the change of the location of the Premises and the reference to Apartment Community, all terms, conditions, covenants and agreements of this Lease shall remain in full force and effect. If Company does not elect to furnish Resident with like Premises; this Lease shall cease and terminate as of the date of such destruction or taking without further liability of Company to Resident.
If the whole or any substantial part of the Apartment Community is taken or condemned by any competent authority for any public use or purpose, or if any adjacent property or street shall be so condemned or improved in such a manner as to impair the use of any part of the Apartment Community. The term of this Lease shall, at the option of the Owner, Company or the condemning authority be terminated. Any compensation paid shall be received by the Company and not the Resident. Rent shall be apportioned as of the date of the Resident vacating as the result of said termination. It is further agreed that in the event the Premises are partially damaged by fire, rain, wind or other cause beyond the control of the Company and not from the fault or negligence of Resident or Resident’s Occupants, Guests, Servants, Animals, Pets or others permitted there by Resident, and it is thereby determined by Company, in its sole judgment, to be partially and temporarily un-tenantable, Company shall proceed to make the necessary repairs within a reasonable period of time. In that event, this Lease shall remain in full force and effect and it shall be Resident’s responsibility to make all payments required by such Lease.
Section 25:     Termination by Resident. Resident and Company agree that provided all terms, conditions, covenants and agreements hereof have been fully complied with by Resident, and no default hereunder then exists, Resident, subject to and upon compliance with the following terms and conditions of subparagraphs hereof, shall have the right to terminate this Lease by giving not less than sixty (60) days prior written notice thereof to Company, unless this is a month to month Lease, in which case, Resident shall have the right to terminate this Lease by giving not less than thirty (30) days prior written notice thereof to Company. Such notice shall be accompanied by payment of rent and all other amounts, if any, due from Resident hereunder to and including the effective date of termination. Any such notice of termination shall, at the option of Company, be of no force and effect if Resident fails to surrender keys to, and possession of the Premises on or before the effective date of termination.
Early Termination: Resident may terminate this Lease early by delivering to the Company, in writing, a sixty (60) day notice of its intention to terminate the Lease. This notice must be accompanied by an early termination fee equal to the amount specified on the terms sheet, which the parties agree, is proper liquidated damages. Resident further must pay its rent in a timely manner during the sixty (60) day period, as further consideration of the early termination. Failure to pay the rent or liquidated damages set forth in the Terms sheet will void the early termination. Such payment will release Resident only from any further rental obligation beyond the date termination is effective. However, all other items of the Lease must be completed through the date of vacating the premises on or before the effective date of the cancellation. Company shall retain all remedies for non-compliance with the Lease and Resident shall be liable for any damages for noncompliance. In addition, any move-in rent concession that Resident received in exchange for signing a Lease with Company will be revoked and these monies will then be immediately payable to the Company.

Payments: All payments required from Resident under this Section 25 shall be in the form of cashier’s check or money order payable to the order of the Company, without any intervening endorsement.
All parties to the Lease Agreement are responsible for the timely payment of the rent. Moving out does not automatically relieve a party of this responsibility. Company must be given and must approve a written notice, signed by all parties to the Lease, that one party is vacating the apartment, and a new Lease Agreement on the same terms and conditions (subject to Company’s approval, as the original Lease) must be signed by the remaining party or parties, provided remaining party or parties qualify.
Section 26:     Recreational Facilities. Resident acknowledges that Resident may use such recreational and other common facilities as may be provided by Company in and about the Premises, at the sole discretion of Company. Resident, so long as Resident is not in default under this Lease may use such facilities subject to the current Rules and Regulations as Company may from time to time promulgate. Recreational, and/or other common facilities shall be used only by Resident unless otherwise permitted, in writing, by Company. Any use thereof by Resident, his Occupants, Guests, Servants or Others permitted by Resident to be upon such facilities as aforesaid shall be AT THE SOLE RISK OF SAID RESIDENT.
The failure of Company to provide any operative recreational or other common facilities, due to fire, flood, accident, strike, weather conditions, subcontractor’s failures or any other cause whatsoever including delays in the construction thereof or incident to the making of repairs, alterations, or improvements thereto, shall neither constitute a breach or default under this Lease, nor shall it affect any obligation or undertaking by Resident, NOR SHALL COMPANY BE HELD LIABLE ON SUCH ACCOUNT. Resident agrees to abide by Company’s guidelines regarding recreational facilities as a condition of Resident’s use of the facilities.
Section 27:     Military Clause. If Resident either becomes, during the Lease Term, or is, at the time of Lease signing, an active duty member of the United States Armed Forces or a member of the National Guard unit serving on full- time duty or as a civil service technician with such unit, Resident may terminate the Lease, without penalty, according to the Federal and State laws governing these matters.
Section 28:     Holdover Rent. Resident hereby agrees that in the event Resident shall not completely vacate the Premises and return to Company ALL keys thereto on or before the effective date of termination or Expiration Date of this Lease, Resident shall become liable thereafter, until completely vacating the Premises and returning ALL keys thereto to Company, for rent for each month or any fraction thereof at double the monthly rental rate reserved under this Lease as allowed under State law.
Section 29:     Attorney Fees. Resident hereby agrees that in the event of the retention, employment or use of attorneys by Company because of any violation, breach of any term, condition, provision, covenant, or agreement, within this Lease, or threat thereof, for enforcement thereof or default hereunder, Resident agrees to pay and shall be liable for all reasonable attorney’s fees and costs incurred by Company.
Section 30:     Assignment and Sublease. Resident hereby agrees that Resident shall not assign or sublease or permit others to occupy the Premises, nor advertise same or place notices therefore, without the prior written consent of Company. Each prospective assignee or Resident shall be required by Company to complete an Application for Residency. Company shall evaluate each prospective assignee or Resident according to the terms and conditions set forth in the Application for Residency. Any consent by Company to any assignment or subletting of the Premises the obligations or covenants to be kept and performed by Resident or by any assignee or Resident under this Lease. Resident and every assignee and shall be bound by all terms and conditions hereunder.
Section 31:     RELEASE AND WAIVER OF LIABILITY AND INDEMNITY. RESIDENT HEREBY AGREES THAT THE COMPANY, THE OWNER, THEIR AFFILIATES AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, PRINCIPALS, OWNERS, AGENTS, CONTRACTORS AND REPRESENTATIVES (COLLECTIVELY, THE “RELEASED PARTIES”) SHALL NOT BE LIABLE TO RESIDENT, RESIDENT'S FAMILY, GUESTS, INVITEES, SERVANTS, OCCUPANTS OR OTHERS, FOR INJURY TO OR DEATH OF ANY PERSON, ANIMAL OR PET, NOR FOR LOSS OR DAMAGE TO PROPERTY (INCLUDING THE PROPERTY OF RESIDENT, RESIDENT'S FAMILY, GUESTS, INVITEES, SERVANTS, OCCUPANTS OR OTHERS) OCCURRING IN, ON OR ABOUT THE PREMISES OR THE APARTMENT COMMUNITY IN WHICH THE PREMISES ARE LOCATED FROM ANY CAUSE WHATSOEVER, EVEN IF SUCH INJURY, DEATH, LOSS OR DAMAGE IS OR

IS ALLEGED TO BE THE FAULT OF OR CAUSED BY THE NEGLIGENCE OR CARELESSNESS OF ANY OF THE RELEASED PARTIES.
RESIDENT AGREES TO INDEMNIFY AND SAVE HARMLESS THE RELEASED PARTIES FROM ANY AND ALL LOSSES, CLAIMS, SUITS, CAUSES OF ACTION, INJURIES, DAMAGES, LIABILITIES OR EXPENSES (INCLUDING WITHOUT LIMITATION ATTORNEYS’ FEES AND COSTS), RESULTING OR ARISING FROM THE USE OR OCCUPANCY OF THE PREMISES OR APARTMENT COMMUNITY IN WHICH THE PREMISES IS LOCATED BY RESIDENT AND RESIDENT'S FAMILY, GUESTS, INVITEES, SERVANTS AND OCCUPANTS, EVEN IF ANY OF SUCH LOSSES, CLAIMS, SUITS, CAUSES OF ACTION, INJURIES, DAMAGES, LIABILITIES OR EXPENSES IS OR IS ALLEGED TO BE THE FAULT OF OR CAUSED BY THE NEGLIGENCE OR CARELESSNESS OF ANY OF THE RELEASED PARTIES.

Special Acknowledgement by Resident

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Section 32:     Re-Entry. Resident hereby agrees that at any time while this Lease is in effect, should Resident abandon or vacate the Premises, or if any execution or other process be levied upon the interest of Resident in this Lease, Company shall have the right, at Company’s option, to re-enter and take possession of the Premises, to terminate Resident’s right to possession but not its obligation to pay rent until the end of the Lease terms or the rerenting of the Premises.
Section 33:     Forfeiture. Resident hereby agrees that should Resident fail to pay as due hereunder, or violate any term or conditions, including the Rules and Regulations of Company then in effect; or abandon the Premise, then in any such event, Company may forfeit and cancel this Lease forthwith upon ten (10) day’s written notice to Resident. Company may thereafter re-enter the Premises pursuant to the provisions hereof. Such action shall in no way affect any obligation or undertaking hereunder by Resident, nor shall receipt of rent after default or broken condition be a waiver of Company’s right to declare a forfeiture hereunder. If the Lease is so forfeited, or if Resident moves, vacates, surrenders or abandons the Premises while this Lease is in effect, Company may re-let same at any readily obtainable rental rate or terms. The proceeds of same shall first go to Company’s expense and costs to make the Premises ready to rent or lease, plus Company’s leasing expenses, then to all other expenses incurred by Company as a result of such forfeiture, cancellation, move, vacation, surrender or abandonment of same. The surrendering, depositing, mailing or leaving of keys for the Premises with, or as directed to Company, shall in no way create or produce a cancellation or release hereunder, nor a cancellation of any monies due, or to become due, from Resident, nor shall acceptance of such keys to, and possession of, the Premises be construed as an acceptance of surrender of the Premises, nor shall such action release Resident from any obligation under this Lease. In the event of forfeiture of this Lease, in addition to the other remedies available to Company, any security deposit of Resident hereunder shall be retained by Company to be applied toward the expenses of Company herein described, which shall in no way affect or excuse any amounts due from Resident to Company under the terms of this Lease. In addition to all other provisions of Section 34. In the event a forfeiture occurs under this Lease, Resident shall lose any rent concession Resident may have received or otherwise been entitled to and the entire rent otherwise due and payable for the abatement period shall become immediately due and payable upon occurrence or such forfeiture and Company shall be entitled to recover as an element of its damages the amount of any such rent concessions. After Company has regained possession of the Premises, Company shall use its good faith efforts to re-let the Premises and mitigate Residents damages.
Section 34:     Termination by Company. Resident hereby acknowledges that Company reserves the right to terminate this Lease for any reason, with or without cause, upon ten (10) days written notice to Resident. Said ten (10) day notice shall be given at least ten (10) days prior to the date of termination. Upon the receipt by Resident of a Notice of Termination of the Lease, whether in person or by posting, Resident shall vacate the leased premises within ten (10) days, leaving it in good condition, excluding reasonable wear-and-tear, and shall surrender the premises by vacating and turning over the keys to the Company. If the Company elects to terminate the Lease under this provision, the Lease shall be deemed to have expired at the end of the Lease term and all other provisions contained therein shall remain in full force and effect.
Section 35:     Cumulative Remedies. Resident hereby acknowledges that the specified remedies to which Company may resort, under the terms of this Lease, are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Company may be lawfully entitled in case of any breach or a threatened breach, by Resident, of any provision or provisions of this Lease.
Section 36:     Parties to Lease. Each Resident (and each Resident’s share of the total deposit) is liable for all obligations and sums due under the Lease. Violation of the Lease by any Resident, Guest or Occupant shall be considered a violation by all Residents. Requests and notices from Company’s representative to any Resident constitutes notice to all Residents and Occupants. The balance of all deposits may be refunded in one check jointly payable to all Residents; and such joint refund check and/or itemization of deductions may be mailed to one Resident only. Each party to whom a deposit refund check is made payable must endorse the check in order for it to be cashed. One Resident may not endorse the check on behalf of another Resident. FORGERY IS A FELONY. Unless otherwise agreed in writing by Company and Residents, deposit(s) will not be refunded until all Residents and Occupants have surrendered possession of the Premises. Resident hereby acknowledges that all terms, conditions, covenants, agreements, and representations herein are binding upon and shall inure to the benefit of the parties hereto, jointly and severally, their respective heirs, executors, administrators, personal representatives, successors and assigns.
Section 37:     Entire Agreement. Resident hereby acknowledges and agrees that this Standard Apartment Lease — Terms and Conditions, Resident Services, General Policies and Community Guidelines together with the Terms Sheet and any applicable addendums, contains the entire agreement between the parties, that there are no understandings between them not contained in these documents, and that these documents cannot be changed, modified or terminated verbally. To effect any changes, modifications or termination herein, same must be in writing and signed by all of the parties hereto.
Section 38:     Governing Laws. Resident and Company acknowledge that this Lease has been executed, and the validity, construction and enforcement of this Lease shall be governed by the laws of the State where the Lease is signed.
Section 39:     Severability. Resident hereby acknowledges that the invalidity or unenforceability of any particular provision of this Lease, in whole or in part, shall not affect the other provisions hereof. In such event, this Lease shall be construed in all other aspects as if such invalid or unenforceable provision, or part thereof, was omitted.
Section 40:     Lease Subordination. Resident and Company hereby acknowledge that this Lease shall be and remain subject to and subordinate to any lien or rights under any present or future mortgage, deed of trust security instrument or other lien applicable to the premises, contents therein or thereabout.
Section 41:     General. No verbal promises, representations or agreements may be made by Company or any of Company’s representatives. Company’s representatives (including management and leasing personnel, employees, and other Agents) have no authority to waive, amend or terminate this Lease or any part of it and no authority to make promises, representations or agreements which impose duties of security or other obligations on Company or Company’s representatives, unless in writing. ALL OF RESIDENT’S STATEMENTS IN THE RENTAL APPLICATION WERE RELIED UPON BY COMPANY IN EXECUTING THIS LEASE. Resident may not withhold rent or offset against rent for any claim Resident may assert. All obligations under the Lease are to be performed in the county where the apartment is located. Unless otherwise stated in Lease. All sums owed by Resident are due upon demand. No waiver shall be deemed a Lease modification or waiver of any subsequent violation, default or time or place or performance. Any clause declared invalid by law shall not invalidate the remainder of the Lease.

Section 42:     Waiver of Jury Trial. RESIDENT FREELY AND KNOWINGLY WAIVES HIS/HER RIGHT TO REQUEST A JURY TRIAL ON ANY ISSUES ARISING OUT OF THIS LEASE AND ITS ADDENDUMS WHICH IS PARTIAL CONSIDERATION FOR THE COMPANY ENTERING INTO THIS LEASE.

Mills Properties, Inc.
Resident	Date
By:
Resident	Date	Authorized Agent for Company	Date

Resident	Date

Resident	Date

MILLS PROPERTIES’ COMMITMENT TO FAIR HOUSING
Fair Housing
Mills Properties is committed to the fair and ethical treatment of everyone at our apartment communities, and we are committed to full compliance with fair housing laws. We will not discriminate in the leasing and management of our communities on the basis of race, color, ancestry, religion, age, gender, national origin, familial status, marital status, sexual orientation or physical or mental disability.
It is our commitment that we will apply the principles of Fair Housing, Mills Properties’ policies and community policies and procedures uniformly for all Residents. We will extend the same ‘We Care’ service, courtesy and fair treatment to all persons and will ensure that all Residents have equal and full enjoyment and use of their dwelling and the community facilities.
Mills Properties is dedicated to honoring Federal and State Fair Housing laws. Accommodations will be permitted and made in accordance with and as required under such fair housing laws. Prior to the making of any such accommodations, Resident and Company shall enter into a modification agreement to govern the approval and implementation of such accommodations as well as restoration obligations, if any.
Occupancy Guidelines
The Fair Housing Act permits reasonable occupancy guidelines to be determined and applied by apartment size, provided the guidelines are nondiscriminatory and applied uniformly to all individuals. To assure a quality lifestyle for all our Residents, we have established occupancy guidelines for the maximum number of persons that can occupy each apartment type. We applied these guidelines at the time you decided to rent your apartment at this community. If you experience a change in family size that puts your family outside the guidelines for your community, please contact the Leasing Office so they can assist you with future housing plans. While we must equally administer our occupancy policy, we do accommodate Residents who experience an increase in family size by offering a six-month Lease renewal. Thereafter, we will assist you and your family in renting a larger apartment consistent with the community’s occupancy policy.
CUSTOMER SERVICE INFORMATION
“We Care”
It’s what we’re all about! Mills Properties is deeply committed to superior service and unwavering quality in all our endeavors. Mills Properties symbolizes our Company-wide dedication to the pursuit of excellence and guarantees every Resident will receive the finest quality product and extraordinary service delivered in a caring manner.
Quite simply, we at Mills Properties value superior service, which exceeds our customer’s expectations, so if you aren’t happy with your new home, please let us know. We want to make it right. If you need maintenance service, we’ll respond quickly. It’s our job to take care of any problems. If you have a suggestion, we’ll listen, we value ideas and suggestions offered by our Residents.
Leasing Office Information
Ready to serve! Our Associates are here to assist you with any questions or concerns you may have. Please feel free to call or come in at any time. If you are unable to come in during regular business hours, we’ll be happy to arrange an appointment time that will meet both our needs.
Customer Service Associates
We’re here to assist you and we want you to be able to easily identify our customer service associates. Whenever you need service or assistance, just look for a smiling face wearing a Mills Properties’ name badge. All maintenance associates will also be wearing uniform shirts clearly identifying either Mills Properties or your apartment community and will have a photo ID clearly displayed on the shirtfront. We never want you to feel uncomfortable; so don’t hesitate to ask our staff for ID or to call the Leasing Office for verification.
Arranged Access
Expecting a repairman? If you need us to give a vendor access to your home, we will be happy to accommodate you.

You will need to contact the Leasing Office at least 24 hours in advance and provide us with written authorization before we can give a vendor access to your apartment when you’re not there. Please keep in mind that staff members are not able to accompany vendors to your apartment.
Key Policy
If you find yourself locked out of your apartment during office hours, we are happy to help. Just provide us with proper identification, and we will give you a key or open the door for you. Also, if you have a minor living with you, please provide us with written permission to authorize entry and release a key or open a door in your absence. You can obtain an Authorized Entry form at the Leasing Office. If you find yourself on the wrong side of your locked apartment door after hours, you will need to contact a locksmith to gain access to your apartment. Changing or altering any lock is prohibited without express written permission. If we have to re-key your apartment due to Resident losing the key, a service charge will be assessed.
Mailbox
The United States Postal Service may request that upon move-in you place a label inside the front of your mailbox, listing the names of all persons who will be receiving mail at your address. Your Property Manager will inform you if this is required. Should you find a key in your mailbox, it is for one of the parcel compartments. The parcel compartments and their keys are numbered correspondingly. Outgoing mail may be dropped into one of the outgoing mail compartments located at each mailbox section or in the Leasing Office. For greater security of your outgoing mail, we suggest that you place it in a Federal P.O. mailbox.
General Liability Insurance
MILLS PROPERTIES REQUIRES THAT ALL RESIDENTS PROVIDE PROOF OF $50,000 GENERAL LIABILITY COVERAGE AS A CONDITION OF TENANCY. GENERAL LIABILITY COVERAGE OFFERS YOU PROTECTION IF YOU ARE LEGALLY RESPONSIBLE FOR CAUSING DAMAGE TO THE PREMISES OR TO SOMEONE ELSE’S PROPERTY OR SUED. UPON EXECUTION OF YOUR NEW LEASE AND AS A CONDITION OF MOVE IN OR AS A CONDITION TO YOUR RENEWAL LEASE, YOU WILL BE REQUIRED TO MAINTAIN A POLICY OF GENERAL LIABILITY INSURANCE WITH AT LEAST $50,000 IN PERSONAL LIABILITY COVERAGE. RESIDENT MUST LIST THE COMPANY AS AN INTERESTED PARTY AND CONTACT ENTITY FOR THE PURPOSE OF NOTIFICATION OF CANCELLATION OR MODIFICATION OF THE LIABILITY COVERAGE. YOU MAY ALSO CONSIDER OBTAINING A RENTER’S INSURANCE POLICY THAT COVERS THE LIABILITY REQUIREMENT BUT ALSO ADDS COVERAGE FOR YOUR PERSONAL BELONGINGS.
Solicitors
For your peace of mind, distribution of advertising, informational or any other flyer, door-to-door, on cars or anywhere else on the property is prohibited. For safety’s sake, don’t open the door to a person unknown to you.
COMMUNITY FEATURES, AMENITIES AND RECREATION
We hope you will enjoy the recreational facilities of your community. Because these recreational facilities are for the enjoyment of all Residents, Mills Properties does reserve the right to deny privilege of use to anyone, at its sole discretion, for violation of any rules or policies. It may also be necessary to occasionally close facilities for maintenance.
Limited Access Gates
Some Mills Properties’ communities are furnished with electronically controlled access gates. The system limits vehicular access to the parking areas and pedestrian access through the perimeter fence, if present.
Limited access gates are designed to open with an access gate card, special code or remote control device. A key is required to enter through the pedestrian gates. At the Leasing Office, a Mills Properties associate will provide you with an access card or remote control and explain how to use it to open the access gates. Your Guests can gain entry by following the instructions on the gate control panel or following the simple instructions posted for visitors adjacent to the visitor telephones at the pedestrian entrances.
Unfortunately, although the access gates contribute to the peace of mind of our Residents, the presence of the gates does not guarantee the safety and security of any persons or property and should not be considered a “security system.” In particular, please be aware that non-Residents may attempt entry by closely following, or “tail-gating,” a Resident who is entering the community. In addition to allowing unauthorized visitors access to the community, this practice can damage the vehicles and compromise the function of the access gates. For your safety, and the safety of other Residents, please report these incidents to the Leasing Office. Please note that management DOES NOT ASSUME ANY RESPONSIBILITY for damage or injury to persons or vehicles resulting from the use or misuse of the limited access system or gates.
In an emergency, should you need to call for the fire department, police, or ambulance service, etc., be sure to make the dispatcher aware that there is a limited access system at the community. Clearly give your apartment number and directions to your home. If possible, open the access gate for emergency personnel. Be aware, that many telephone systems are designed so that further conversation is cut off once you dial or push the key on your phone to open the access gates.
Community Clubhouse
Some apartment communities feature a Clubhouse for Resident use. If so, you will find the hours it is open posted at the entrance. For reasons of safety and hygiene, we ask that you not enter the clubhouse, recreation or business areas barefooted or wearing a wet bathing suit. Children under the age of 14 must be accompanied by their parent or guardian. Visitors need to be accompanied at all times by their Resident host.
Private entertaining, for certain specific types of events, is allowed in some Clubhouses; however, the serving of alcohol is restricted. Your Property Manager can advise you if such facilities are available at your apartment community and provide information regarding the required cleaning and security deposit.
Fitness Center
Here’s to your health! Stay in top form by using the Fitness Center if one is available at your apartment community. Please observe the hours posted at the entrance to the facility. Proper attire is required—shirts and shoes are a must!
Also, please bring a clean towel with you when you work out. We ask that you wipe down the equipment after using it, so it’s clean and ready for the next person’s workout. You are welcome to bring water and sport bottles but, please, no food, glass or alcoholic beverages.
Be advised that the Fitness Center is not supervised, so Residents and Guests use the premises and equipment AT THEIR OWN RISK. For safety reasons, persons under the age of 18 must be accompanied by a parent or guardian when they use the Fitness Center. If you are unfamiliar with the equipment, please refrain from using it until you have received proper instruction. Residents with heart or other health conditions are advised not to use the equipment without first consulting with their physician.
Laundry Facilities
At many communities, coin/card-operated laundry facilities are available for the exclusive use of the Residents. Please observe the laundry room hours posted. If any laundry machines are not working properly, please let us know immediately and we will call for service.
Swimming Pool and Spa
Whether it’s the clear, cool water of a sparkling pool or the relaxing warm-water swirl of a therapy spa ... consider it your “at home” resort. Like even the finest resorts, we have to enforce a few rules to maintain a safe, pleasant environment for all the Guests.
Generally, the pool(s) and spa(s) are open daily. The hours are posted at each pool. We ask for your understanding whenever it is necessary to occasionally close the pool for chemical treatments or repairs.
No lifeguard is provided unless required by city ordinance. SWIM AT YOUR OWN RISK. We are not responsible for accidents in and around the pool. Please familiarize yourself with the location of the safety equipment.
Residents in the pool area may be required to show identification. Mills Properties reserves the right to regulate the use of the pool(s) and spa(s).
Residents and Guests under the age of 18 must be accompanied by a parent or adult guardian when using the pool. All Guests must be accompanied by a Resident. Visitors not accompanied by a Resident will be asked to leave.
Outdoor spas pose a particular health danger for children and we do restrict their use to Residents over the age of 14. We ask your assistance in keeping young people out of the spas. It is recommended that you observe a 10-minute time limit when in the spa. If you are pregnant or have a medical condition, you should check with your doctor before using an outdoor spa.

Two Guests per apartment may join you at the pool or spa. All Guests must be accompanied by a Resident. Visitors not accompanied by a Resident will be asked to leave.
Proper swim attire is required. Swimmers must wear bathing suits or trunks. Cut-off or street clothes are considered inappropriate swim attire. Diapers may not be worn in the pool. Remove jewelry, barrettes and hairpins to prevent their loss and because they can cause serious damage to the pool equipment.
Please be considerate. We ask that you refrain from boisterous behavior and keep music volume at a level that won’t disturb other Residents. Diving, running, inflatables and sports equipment are not allowed at the pool. And, for safety’s sake, we don’t permit glass containers in or around the pools.
No suds, please…it will spoil the fun for everyone. Bubble bath, bath oils, soaps or other additives can seriously damage the pool and spa equipment, making these amenities unusable for several days. It’s costly, too, because violators will end up paying for the repair costs.
Animals, except those assisting the disabled, are prohibited at, or in, the pool and spa areas.
Tanning Salon
Select apartment communities may have a tanning room available to help you achieve and maintain your bronze glow. The hours you may use this facility will be posted. Whether there are health and medical consequences from the use of a tanning, or sun bed, is controversial; therefore, if you elect to use this facility, know that you do so AT YOUR OWN RISK. Because this activity may be potentially hazardous, we do strictly enforce the following regulations and violations may result in loss of use.
The tanning facility is available only to Residents of this apartment community who are 18 years of age or older. Residents’ use is limited by State law. Guests are not permitted to use the tanning facilities. The maximum length of a session is twenty (20) minutes by State law.
Only one person at a time is allowed in the tanning room. Eye goggles must be worn in the tanning room. For your own health and safety, do not use the tanning bed with wet skin or hair. We urge you to not use these machines while under the influence of alcohol or drugs, as this may be particularly hazardous to your health.
You need to schedule your tanning appointment twenty-four (24) hours in advance and adhere to the list of rules posted in the tanning salon.
General Recreation
We hate to spoil the fun, but there are certain activities that create safety hazards. That’s why we can’t permit the use of skateboards, scooters, roller blades/skates, bicycles, tricycles, Big Wheels or ball playing within the community and parking areas. The staff at the Leasing Office will be happy to direct you to the nearest park or playground.
COMMUNITY STANDARDS AND POLICIES Community Standards
We hope it shows! We take pride in maintaining a consistently clean and attractive apartment community.
Maintaining this consistency requires everyone’s cooperation—and we count on your assistance. This means that the community does not allow the installation of screen doors, radio or television antennas, wires, aerials, clothes drying or other lines on any part of the building or premises. If you are feeling creative and contemplating any interior or exterior renovations or additions, you need to first contact the Leasing Office. Your Property Manager will let you know what is permissible and discuss any specifications or special requirements you must follow.
If you are a disabled Resident, your Property Manager will be happy to talk with you about alterations or modifications needed to the apartment so you can fully enjoy your new home.
Please contact the Leasing Office if any exterior light bulbs need replacing.
Patios and Balconies
To comply with local fire ordinances, you may not park or store motorcycles or other motor vehicles in the apartment, on patios or balconies or under stairways—they are a tremendous fire hazard. Insurance regulations require that you not place plants, flowerpots or other objects on patio or balcony ledges—they could fall and cause a serious injury to someone below. Walkways, landings and stairs are to be kept clear of BBQ’s, bicycles, hibachis and other items or personal belongings. A standard doormat and a well-maintained potted plant gracing your front entry would be a welcome addition.
When you look good, we look good. A good-looking community can’t exist without your cooperation, especially when it comes to maintaining neat, clean, attractive patios and balconies. We ask that you keep patios, balconies, walls and railings free of hanging towels, rugs, clothing, or other objects. Attaching of sunscreens, bamboo shades, netting, wire, any wind chimes that are reflective in nature, or other material is prohibited. Patios and balconies shouldn’t be used as storage areas so please, no appliances, household furniture, storage boxes, exercise equipment or debris on your patio or balcony. Well maintained plants, patio furniture and other patio related items are always welcome.
BBQ Grills
Mills Properties, Inc. would like to remind you that the safe and proper use of charcoal grills and gas grills can prevent costly and potentially deadly fires at your apartment community. Please take note that the following prohibitions and restrictions on grill use exist:
It is AGAINST THE LAW to use ANY GRILL within 10 feet of any apartment building. This means you cannot use charcoal, propane gas, or electric grills on your balcony, deck or patio. Grill use is allowed in designated areas on the property. Please contact the management office for information on where grilling is allowed.
Landscaping, Grounds and Curb Appeal
We work hard to keep the grounds and public areas clean, neat and attractive for everyone to enjoy. Not everyone has a green thumb, but here are a few basic guidelines that you should follow to help us maintain a beautiful living environment.
Please show respect for landscaped areas, shrubbery and trees—they live here, too. As a community, we are asking you to clean up after yourself and dispose of trash and litter property—especially cigarette butts.
Park bicycles in designated areas only and don’t park or chain them in landscaped areas, on walkways, or to stairs or railings.
Take care to keep cleaning equipment and personal belongings from outside your front door. We’ll appreciate items such as mops, brooms, trash cans, shoes and toys being kept inside and out of public view—and we know your neighbors will appreciate this courtesy, too.
Wanting to sell those pink leopard seat covers you purchased in a weak moment? Advertisements, notices, or similar items may be affixed to community bulletin boards provided for that purpose, but should not be distributed or displayed elsewhere within the community.
Pets
Before giving into temptation and bringing that adorable critter home, please check with your Property Manager.
Not all apartment communities accept pets and those that do have specific requirements regarding the type and size of pet permitted. If your apartment community is one that welcomes the patter of tiny paws, a pet deposit, pet fee and monthly pet rent will be required and you must sign a Pet Addendum. Certain types of pets cannot be permitted—these include any wild, exotic, endangered or poisonous animals or reptiles. In addition, the following vicious dog breeds are not permitted: Pit Bull, Rottweiler, German Shepherd, Chow, Doberman Pinscher, Staffordshire Bull Terrier, Perro de Presa Canario, Wolf Dogs (hybrids) or any breed management believes, in its sole discretion, is a cross breed or related to any of the restricted breeds. Fish tanks shall not exceed 20 gallons and must be properly supported.
Quiet Enjoyment
Some Residents might love to put on “the King” and sing along, while they vacuum, Someone else might prefer to curl up and enjoy some peace and quiet with a good book. We ask all of our Residents to be considerate of their neighbors and take responsibility for Guests. Noise can be a nuisance. When entertaining, using your TV or stereo, playing a musical instrument or using appliances, sound should not carry beyond your own apartment. That might mean turning down the volume and/or closing doors or windows. If you reside upstairs that also means avoiding running, jumping or slamming doors.

We want you to be able to enjoy your home, while being considerate of your neighbors’ rights and comforts. If you have a noisy neighbor who seems to have forgotten this part of our community policies, please call the Leasing Office. We’ll take care of it.
Holiday Decorations
Go ahead and deck the halls. We do ask that your holiday decorations stay tasteful and that they come down no more than one week after the holiday. No one wants to be a Grinch, so please be considerate of others, particularly concerning decorations that light up, make noise or play music. Your neighbors will appreciate it!
Satellite Dishes
If you decide to install a satellite dish to receive direct broadcast signals (OBS) on the premises you are leasing, there are several restrictions, We hate to be tedious, but the FCC says we must tell you all the details and restrictions; so, if you are contemplating an installation, please read and refer to this section carefully.
To receive a good signal DBS dishes generally need to be facing south. If your apartment faces north, you will probably not be able to receive an acceptable signal.
You may install only one satellite dish on the premises. A satellite dish may not exceed one meter (39.37 inches) in diameter.
A satellite dish may not protrude or overhang outside the vertical and horizontal space that is leased for your exclusive use. That means that installation is limited to inside your dwelling or in an outside area, such as a balcony or patio. They may not be installed in any common areas, for instance stairwells, a common walkway, exterior walls, roof, parking area, or any common area outside your rented space.
Holes may not be drilled into decks, railings, walls, fences or any other part of the building, in order to secure a satellite dish. For practical purposes, this means that nails or bolts cannot be used and that satellite dishes must be secured by a freestanding attachment to a portable heavy object providing it does not protrude or overhang.
The installation must comply with reasonable safety standards that comply with local building codes. The installation may not interfere with our cable, telephone or electrical systems, or those of neighboring properties, may not be connected to our telecommunication systems or to our electrical system, except by plugging into a 110-volt duplex receptacle.
You are required to restore the property to its original condition normal wear and tear accepted before you vacate.
Trash Removal
We’ve made sure trash enclosures are conveniently located throughout the community for the sanitary containment of household trash and garbage. Multiple trash pick-ups are scheduled several times each week; however, if the trash receptacle nearest your apartment is full, please take it to another one. Garbage bags left on the ground are a genuine health hazard and can attract unwanted pests. If you regularly have trouble finding an empty receptacle, report the problem to the Leasing Office so we can resolve the problem.
Here are a few other guidelines relating to trash:
We don’t want you to have to hold your nose when you walk outside! Please keep the lids closed on the trash receptacles – it helps control odors and insects.
Trash removal vendors only dispose of the contents of the bins or dumpsters. We ask that you not leave furniture, mattresses, or other similar items, in or near the trash enclosures. Cardboard boxes must be broken down, flattened and placed inside the bin. For safety’s sake, do not put hazardous waste or flammable materials in the trash receptacles. If your child is not tall enough to open the gates or raise the lid and put garbage bags inside the trash bins, please give them some other chore to do!
Put trash, garbage, and other household rubbish only in the bins in the trash enclosures. Please do not put it in the trash receptacles or cigarette urns at the entrance, laundry rooms, and pool areas or elsewhere throughout our community.

Waterbeds and Fish Tanks
Water, water everywhere . . . leaks or ruptures can create major problems! Before you place a waterbed in your apartment, you will need to contact the Leasing Office to provide verification that you have a waterbed insurance policy in effect. Waterbed insurance must be kept current as long as the waterbed is present in your home. We suggest you routinely inspect waterbeds and fish tanks, as you are held responsible for damage they might cause.
Windows/Screens
A clean, uncluttered look is a key element in maintaining the appearance of this community. White or off-white window treatments are required for consistency. As a result, please refrain from placing foil, decorative stickers, colored drapes, colored window blinds or other colorful or unusual window treatments in the window areas.
Apartment window screens are not designated to be removed. Please notify the office if a screen is missing or damaged.
Weapons, Firearms and Threats
Carrying, displaying, or discharging fireworks, guns, slingshots or any type of firearm or behaving in such a manner that is physically threatening to the safety of others is strictly prohibited. We have no tolerance whatsoever for the illegal use of weapons or threatening behaviors. Violation of this policy by any Resident or Guest will result in immediate termination of the Lease agreement. We accept no excuses and make no exceptions for weapons, firearms or threatening behavior violations.
APARTMENT MAINTENANCE – Care and Operation of Appliances and Safety Equipment
Move-In Inspection Checklist Form
We want you to be happy with your new home right from the start! Once you’ve signed the paperwork and received your keys, we want to ensure that everything is in good order and that you are completely satisfied. We try our best to do things right the first time. If something has been overlooked, we’ll be taking immediate action to get the problem fixed . . . fast!
Service Requests
It’s our job to take care of your maintenance service requests as quickly as possible. Report the problem to the
Leasing Office and our Maintenance Service Associates will do everything they can to solve the problem within 48 hours – sooner, if possible. Sometimes a special part or outside service is required. In that case, we will take care of those arrangements and follow-up to ensure your request is completed as quickly as possible. We’ll keep you informed, but, please, feel free to contact the Leasing Office to check on the status of your service request at any time.
Preventive Maintenance
Mills Properties’ philosophy includes regularly scheduled maintenance service in your apartment by your community maintenance associates. They will periodically replace your air-conditioning and heating filter, check smoke detector systems, and check your home for plumbing leaks and excess moisture. You will receive advance notice of any preventive maintenance that is scheduled in your home.
Emergencies
If you have a true emergency, such as a fire or medical emergency, dial 911 immediately! Clearly give your apartment number and directions to your home. Be sure to let the dispatcher know if there are entry gates limiting access to the community. We are here to assist you as quickly with other emergencies, including such other things as power failure, plumbing problems, water leaks or other concerns. After office hours, you should still report maintenance type emergencies to the Leasing Office. The voice mail system or answering machine will provide the information and assistance you need.

Pest Control
We try hard not to “bug” you. An approved pest control operator treats the community on a regular basis. If you need additional pest control assistance, contact the Leasing Office. We will arrange to help get rid of any pests or insects that are “bugging” you.
The pest control operators hired by this apartment community are licensed and registered and apply pesticides which are registered and approved for use by the State and the United States Environment Protection Agency.
Lighting
When you move into your new home, all the permanent light fixtures will be fully equipped with light bulbs. After that, you are responsible for the replacement of regular light bulbs. However, we will continue to provide replacement tubes for fluorescent fixtures. Please call the Leasing Office when those need to be replaced. We conduct an exterior lighting audit regularly, because we know that good night lighting is important but we need your help too. Give the Leasing Office a call if you spot an exterior light fixture that is not working, so we can replace the bulb or take care of the repair and get the light working again quickly.
Appliances
Never leave appliances that are in use unattended. If any appliance in your apartment stops working, we will be happy to fix it for you. Please call the office immediately if you have a problem with any appliance in your apartment.
Dishwasher
Please use only automatic dishwashing detergent in the machine. For optimum performance, we recommend that you rinse dishes before loading and load dishes so as not to interfere with the action of the rinsing arm. It’s always safest to wash delicate or treasured items by hand, as the jet action of spraying water could cause breakage of fine glassware and china.
Disposal
Always use cold water when running the disposal. Your garbage disposal is designed to handle only soft foods. Such things as celery, cornhusks, coffee grounds, potato peelings, artichokes, melon seeds, string, rubber bands or hard items such as bones, glass or rocks will jam the unit or damage the blades. A good way to deodorize your disposal is to run cold water and insert lemon, lime or orange peels. Please do not use drain-cleaning chemicals, as they can cause severe damage to the plumbing. If the disposal does not operate when turned on, try depressing the red reset button on the underside of the disposal unit. If the disposal still does not work, contact the Leasing Office.
Refrigerator
The temperature control dial may be set at whatever position best suits your needs. If your refrigerator is not frostfree, please consult the Leasing Office for defrosting instructions. A mild solution of baking soda and warm water is recommended for cleaning the interior and exterior of the refrigerator. Abrasive cleansers, gritty soaps or harsh cleaning solvents can scratch the finish or leave sticky residue.
Range/Oven
Your range is equipped with separate controls for the oven, broiler and each of the top burners. If your oven is selfcleaning, follow the cleaning instructions on the oven door. If it is not self-cleaning, you can clean the interior with a spray on wipe off oven cleaner available at most grocery stores. Use a non-abrasive soft scrub product or warm soapy water to clean the stovetop, oven exterior, drip pans and oven racks.
In-Unit Washers and Dryers
Check and clean the lint trap on your dryer before each use and do not dry plastic items. Do not store anything on top or near the dryer and do not obstruct dryer vents. Inspect your washer and dryer hoses and vents on a regular basis and report any maintenance issues to the Property Manager. When using your washer or dryer, follow manufacturer’s requirements on load limitations.

A/C or Heating Unit
Most apartments are controlled by an individual central thermostat. To assure comfort and conserve energy, set the thermostat at one temperature and leave it there.
To keep your air conditioning and heating equipment working at peak performance, follow these simple guidelines: 1.) Keep air conditioner filters clean. We will replace or clean your filters as required. 2.) Do not obstruct or place any personal property in front of any air conditioning or heating equipment or vents. This could impair circulation; result in higher electric bills and cause permanent damage to the unit.
In hot weather, set the selector switch to ‘COOL” and set the fan switch to ‘AUTO’. Set the controls between 74 and 78 degrees Fahrenheit to provide maximum cooling. Setting them lower will not cool your apartment any faster, Your air conditioner will only function efficiently when all doors and windows are closed. Also, keep window coverings closed during the day to keep your apartment cooler.
When it turns cold outside set the selector switch to ‘HEAT’ and set the fan switch to ‘AUTO’. Set the controls between 68 and 74 degrees Fahrenheit to provide maximum heating. Setting them higher will not heat your apartment any quicker. In the winter, open your window coverings during the day to allow the sun to warm your apartment and help reduce the power load. Do not switch your thermostat directly from COOL to HEAT or from HEAT to COOL. This will cause permanent damage to your unit and could result in a charge to you for repair and/or replacement.
Fireplace
Whether your fireplace is gas or wood burning, always make sure the damper is open before starting a fire. Gas fireplaces should be ignited immediately upon the gas being turned on. For safety’s sake use a long fireplace match or butane BBQ igniter. If the fireplace is wood burning, always use a fireplace grate. Do not use any flammable liquid or accelerant when starting the fire. Keep the fireplace screen closed until all embers are cold and wait at least 48 hours before disposing of the ashes.
Fire Prevention
We urge you to make a regular inspection of your apartment for potential fire hazards and take the following precautions to help eliminate fire hazards. Immediately replace worn or frayed cords, plugs or wiring (or have them repaired by a qualified electrician). Rearrange lights and other fixtures or appliances so that extension cords are not needed and avoid overloading outlets with too many appliances or plugs. Avoid smoking in bed and do not empty ashtrays into wastebaskets, extinguish barbeque fires completely. Never leave burning candles unattended. Do not leave food cooking on the stove or in the oven unattended. Never throw water on a grease fire; rather, pour baking soda or salt into the pan to extinguish the fire. Do not store any goods or materials in any storage space if such goods or materials are combustible or would increase the risk of fire or damage to your apartment or the community.
In case of a fire, call the fire department or 911 first, and then once you are safe call the Leasing Office as soon as possible.
Do not pour water on an electrical fire! Use the fire extinguisher located in your apartment unit. They are regularly inspected to insure that they are in working order. Of course, should a fire ever break out, notify the fire department first and then the Leasing Office.
Your apartment may be equipped with one or more smoke detectors. You should test each smoke detector on a monthly basis and immediately replace dead or low batteries, at your expense. If the detector is battery operated, you will hear warning beeps when the battery needs replacing. If your smoke detector is electrically operated, there is a red light to let you know it is operating property. Please call the Leasing Office immediately to report smoke detector malfunctions or deficiencies.
PARKING, GARAGE AND TOWING GUIDELINES Parking Regulations
To better accommodate our Residents, we’ve implemented a few rules regarding parking. At apartment communities where parking spaces are assigned, vehicles must park only in their assigned space(s). Sadly, we must tell you that we cannot guarantee the safety of any vehicle parking in our lots. AS WE ASSUME NO RESPONSIBILITY for loss or damage to vehicles or contents of vehicles parking at the apartment community, we suggest you take reasonable precautions, such as always locking your car and keeping valuables out of view.

We know you have boxes to unpack and other things to do; but please take a moment to read through the following to familiarize yourself with the guidelines and regulations enforced as outlined below:

•
To make sure there is adequate parking for Residents; please inform your Guests that they may park only in designated visitor spaces in the community parking lots in uncovered or unassigned open spaces or they must park off the premises. Cars parked on the property must be parked “head in” and not backed in to the parking space.

•	Cars must be operable and have current registrations. The following vehicles may not be parked in the community parking lots:

•	Boats, boat trailers or travel trailers, unless there is a lot designated specifically for recreational vehicles

•	Vehicles over 20 feet long

•	Any vehicle that leaks oil or other fluids

•	Stored vehicles (unmoved for more than 5 days)

•	Car that are unlicensed or expired registration tags

•	Vehicles may be washed in designated car wash areas only.

•	You, or your Guests, may park in the ‘Future Resident Parking’ spaces outside the Leasing Office, except during business hours.

•	Please do not perform car repairs or maintenance of the property. All vehicles must appear in working condition.

•
Under certain circumstances, it may be necessary for us to move your vehicle. We will attempt to provide you with advance notice of such requirements. However, we cannot guarantee that such advance notice will be possible in all cases. If we are required to move your vehicle, a professional towing company will be used.

•
No vehicle may be parked on the grass, in front of dumpsters or in any other area marked for no vehicle parking, or in a marked handicap space unless the legally required handicap insignia is displayed.

•	By executing this Lease Agreement, Resident hereby gives permission to the Company to tow Resident’s vehicle if Resident violates any of these guidelines.
Parking Permits
If a parking permit is issued, attach the permit inside on the lower right of the rear window. Where this is not possible, attach the permit to the lower right corner of the windshield. If the permit is a hanging tag, attach the tag to the rear-view mirror. If you sell your vehicle, please return the old parking permit to the Leasing Office and the staff will happily issue a new permit for any newly acquired vehicle.
Parking Violations and Towing
All vehicles parked in community parking areas must be in working condition and have current registration tags. Vehicles in violation of the parking regulations will be towed without notice at the Resident’s expense.
Parking violations include but are not limited to:

•	Vehicles not permitted in community parking lots;

•	Abandoned or disabled vehicles, including those with flat tires;

•	Vehicles with expired license or registration tags;

•	Vehicles parked in fire lines;

•	Vehicles backed into parking spaces;

•	Vehicles parked in handicap zones without appropriate insignia;

•	Vehicles blocking trash receptacles or parked on the grass;

•	Vehicles parked in someone else’s assigned space or blocking other legally parked vehicles;

•	Vehicles displaying invalid, expired, or duplicated parking permits or tags.
Garages
If garages are available at your community, you may contact the Leasing Office to inquire about leasing one. If you lease a garage, or one is included with your apartment, please ensure that your garage door is closed at all times, other than when you are entering or leaving. Open garage doors are an open invitation to theft, vandalism and intruders. Garages are for vehicle parking and may not be used as storage units. You may, however, store nonflammable items in your garage, as long as your vehicle can still be parked inside too. Due to the limited availability of on-site parking, if you have been assigned a garage, be sure to park in your garage and leave the open parking spaces for other Residents or Guests.
Garage Door Openers
If you are provided with a garage door opener, you should replace the batteries periodically. Should you experience problems with the operation of your garage door opener other than battery replacement, stop by the Leasing Office.
You are responsible for the cost of replacement due to loss or damage.
Bicycles and Motorcycles
Park bicycles in designated areas only. Your Property Manager will be happy to tell you of any bicycle enclosures or parking areas available at your community. Bicycles may not be parked, chained, or stored in landscaped areas, on walkways, stairs and railings or under stairwells. They may be stored in your apartment or on your patio or balcony areas, provided it is completely enclosed.
Fire regulations prohibit the storage of motorcycles or any other motor-driven type of vehicle inside your apartment home, patio, and balcony or on the sidewalks, stairwells or in the breezeways. They must only be parked in carports, garages or other designated parking areas.
Towing
We contract with a local towing service. You will find their name and telephone number posted in the parking area or ask the office staff. The towing companies are required to advise local law enforcement of vehicles towed. If you believe your car or a Guest’s car has been towed, you can obtain this information by calling local law enforcement, or you can also call the towing company. During business hours, the Leasing Office can provide you with towing and contact information. It is your responsibility to contact the towing company and pay the towing charges. We do not assume responsibility for towed vehicles and you specifically waive any cause of action and hold harmless the Owner, Community, and the Community staff.
RENT PAYMENT AND LEASE INFORMATION
Rent Payment Guidelines
Please make your rent payments by personal check, certified check or money order payable to the apartment community. Partial payments cannot be accepted. For the safety of all, we will not accept cash payments. We keep no cash at the Leasing Office and, therefore, are unable to make change.

•	Remember to clearly write your apartment number on your check or money order.

•
Rent is due on the 1st of each month. A late fee will be charged if your rent has not been paid by midnight on the 3rd of the month. Delinquent rent payments are subject to late charges, as well as legal fees and court costs. The amount of the late fee is specified on your Terms Sheet.

•	A night drop box is provided at most communities for your convenience. Please ask an associate in the Leasing Office for availability of a night drop box at your community.

•	Checks returned by the bank will not be re-deposited. The Resident is charged an NSF fee, in addition to a late fee, on all returned checks. The NSF fee amount is specified on your Terms Sheet.

•
Checks returned by the bank must be redeemed within 48 hours with a cashier’s check or money order. Two returned checks will necessitate that future rent payments be made only by cashier’s check or money order for the balance of Resident’s tenancy. However, Company retains the option, at its sole discretion, to amend this to require future rent payments be made by cashier’s check or money order for a 12 month period.

•	Your Lease is a legal contract. Please visit the Leasing Office if you need further clarification on any provisions or consult with an attorney.
Lease Renewal
We hope we’ve exceeded your expectations and that you will want to renew the Lease on your apartment home. You will be contacted by the Property Manager in advance of your Lease expiration date and your renewal options will be explained, along with any changes to rental rates or Lease terms offered. If you choose, and we agree, to continue residency on a month-to-month basis at the end of your original Lease term, you may be required to pay an additional monthly fee. For those Residents not in compliance with the terms and conditions of their Lease contract or the community guidelines, a Lease renewal may be denied.
Apartment Transfers
We want you to stay with us for a long time, so if you find your home no longer meets your needs, consider transferring to another apartment home within the community or to another Mills Properties managed community. The associates at your Leasing Office will be happy to assist you in finding a new apartment that meets your requirements.
For apartment transfers, you must be in compliance with the terms and conditions of your current Lease, complete an acceptable inspection of your apartment and re-qualify. The deposit on your former apartment will be processed and transferred once you schedule the move-out inspection and return the keys if there are no damages. However, your deposit will be deducted if there are damages to the former apartment and you will be required to submit payment for the new deposit on the transfer apartment.
Roommates
Roommates are jointly responsible for all rental payments and Lease terms. As a result, a written notice to move out must be signed by all roommates.
Upon move out, any security deposit refund check issued will be made payable to all Residents listed on the Lease and mailed to the forwarding address provided. It is the roommates’ responsibility to decide when and how to appropriately divide any security deposit refund.
Rental Concessions
If you received a rental concession at the time you signed your Lease, you need to be aware that a rental concession is offered as an incentive to fulfill the full Lease term. If for any reason, the Lease is terminated early you are responsible for repayment of the full amount of the concession.
Move-out Procedures
Great new job? Bought a house? Whatever the reason, we are sorry to see you go. The following guidelines were prepared to help make your move as painless as possible.
1)     Notice requirements:

•
A sixty (60) day written notice is required, per your Lease, to vacate your apartment. The Leasing Office will provide you with a notice form for this purpose, along with the other information you may need.

•	If you choose to move before your Lease ends, you must give a sixty (60) day written notice plus pay all applicable fees per your Lease. Please call the Leasing Office to discuss the fees owed.
2)     Move-out inspections:

•
Contact the Leasing Office up to two weeks before you move out if you would like a preinspection prior to vacating. This gives you the opportunity to correct problems and avoid deductions from your security deposit.

•	Make an appointment for the move-out inspection once you have removed everything from the apartment and have completed any cleaning and/or repairs.
3)     Security deposit refunds:

•
Leave the apartment in the same condition it was in on the day you moved in, reasonable wear and tear excepted. Refer to your copy of the Move-In Inspection that was conducted when you took possession. Can’t recall where you put it? Just contact the Leasing Office and they will happily provide one for you.

•
Return all keys to the Leasing Office the same day you vacate. It pays to turn them in promptly because you will be charged rent until all keys are turned in. Also turn in any gate access or entry devices you have been issued.

•	When you vacate your apartment, any personal property left in your apartment will be considered abandoned and may be disposed of without liability to Mills Properties, subject to applicable laws.

•	Provide a forwarding address. Your security deposit will be processed and any refund due will be mailed to your forwarding address or last known address if no forwarding is provided by you.

•	Because security deposits are not considered a part of your rental account, they cannot be applied to the last month’s rent.

•	Provide the post office with your change of address to ensure that your mail makes the move along with you.
Bed Bugs
It is our goal to maintain the highest quality living environmental for our Residents. In addition, you agree to inspect the apartment within forty-eight (48) hours after move-in and will notify us immediately of any bedbugs or bed bug infestation.
As bedbugs are a national epidemic, we need to work together in order to prevent an infestation. It is your responsibility to comply with the following list of responsibilities that will minimize the occurrence of an infestation of bedbugs in the premises. As this “Standard Apartment Lease –Terms and Conditions, Resident Services, General Policies and Community Guidelines” become incorporated as part of the Lease you have signed, as Resident, you agree as follows:

1.
You are not aware of any bed bug infestation or presence in any of your furniture, clothing, or personal property and possessions; and if you were previously living in an apartment or home that had a bed bug infestation, that you had all furniture, clothing, and personal property or belongings professionally and properly cleaned and treated by a licensed pest-control professional. During the term of the Lease, you will not bring any item into the apartment that may contain bedbugs.

2.
You must immediately notify the Leasing Office in writing of any signs of bedbugs because even one or two bugs can quickly multiply to create a serious infestation. When an infestation is caught early, treatment is often quicker and easier than when the infestation is more advanced. Please do not treat the apartment for a bed bug infestation on your own.

3.
Successful detection and treatment of a bed bug infestation is dependent on your full cooperation. You and your family members, occupants, guests, and invitees must allow us and our pest-control professionals to access the apartment at reasonable times to inspect for or treat bedbugs. We have the right to select any licensed pest-control professional, and the methods used by such professional in treating the apartment. If we confirm the presence of bedbugs, you must follow all treatment instructions and requests and cooperate with us and our pest-control professionals in all efforts required to treat and eliminate the bedbugs. In doing so, you understand that you may have to temporarily vacate the apartment and remove all furniture and personal belongings in order for us to treat the apartment. Moreover, in some situations, you may have to dispose of heavily infested furniture and personal belongings or have such items professionally cleaned and treated by a licensed pest-control professional.

4.
If during the term of your tenancy bedbugs appear in the apartment and a pest-control professional determines that the bedbugs originated in your apartment, you acknowledge and agree that all necessary treatments for your apartment and other apartments or parts of the community, together with all of our additional costs, expenses and losses will be at your cost and expense.

5.
Under no circumstances shall we, the owner/agent of the apartment community, be responsible to you for any losses, damages or expenses including special, consequential or punitive arising out of a bedbug infestation, inspection or treatment. Additionally, you agree to indemnify and us hold harmless from any actions, claims, losses, damages, or expenses, including, but not limited to, attorney’s fees that the owner/agent may incur as a result of a bedbug infestation, inspection or treatment. This indemnification shall not apply if such damages, costs, losses, or expenses are directly caused by our negligence.

6.
Failure to promptly report bedbugs, failure to promptly comply with treatment instructions, or any other violation of any of the foregoing measures is a material violation and breach of the conditions of your Lease.

Utilities
Company and Resident agree to the billing method described below for those utilities identified but not checked on the Terms Sheet, and which are not billed directly to Resident by the utility company providing the services (the “Utilities”). During the Lease Term, Company is authorized to bill Resident for, and Resident agrees to pay, a portion of the monthly bills for such Utilities as follows:

1.
Resident shall pay, at the option of Company in its sole discretion, either (a) that amount stated in separate bill received by Resident each month from Company or a billing service provider designated by Company (“Utility Bill”),

2.
To the extent permitted by law, if a Utility Bill is sent, each Utility Bill shall be based on either (a) an estimated or actual reading of the sub meter for the Premises, OR (b) the previous month’s actual bills for the Utilities at the Property allocated to Resident Pursuant to an allocation formula based, in whole or in part, upon at least one or more of the following components: the square footage of the Premises, the number of occupants in the Premises, or the number of fixtures in the Premises. Payment of the Utility Bill is due as noted in each Utility Bill and shall be payable at the location identified on such Utility Bill. Upon thirty (30) days’ prior written notice to Resident, Company may change the basis on which the Utility Bill is calculated.

3.
To the extent permitted by law, if a Utility Bill is sent, then, in addition to the sub metered or allocated charge for the Utilities, Resident agrees to pay a monthly invoice administrative fee ($4.50), which shall be included on each Utility Bill received by Resident. Upon thirty (30) days prior written notice to Resident, Company may change the amount of these fees.

4.
Resident represents that all occupants that will be residing in the Premises are accurately identified in the Terms Sheet. Resident agrees to promptly notify Company of any change in such number of occupants.

5.
To the extent permitted by law, any delinquent payment of a Utility Bill shall be considered a default under the Lease to the same extent and with the same remedies to Company (including, without limitation, the right to bring a summary proceeding for eviction against Resident and the right to impose late fees and other related charges and fees) as if Resident had been delinquent in Resident’s payment of Rent.

6.
If Resident moves into or out of the Premises on a date other than the first of the month, Resident will be charged the full period of time that Resident was living in, occupying, or responsible for payment of Rent or the Utilities for the Premises. If Resident defaults under the Lease, Resident will be responsible for all charges for the Utilities through the time it takes for Company to retake possession of the Premises, regardless of whether Resident is still occupying the Premises. When the Resident vacates the Premises, all charges for the Utilities must be paid by the move out date. To the extent permitted by law, any unpaid charges for the Utilities at the time of the move out date will be deducted from the security deposit being held by Company under the Lease.

7.	Resident understand that no representation or warranty by Company regarding estimated or actual Utility Bills shall be enforceable unless it is set forth in a writing signed by Company.

8.
Company is not liable for any losses or damages Resident incurs as the result of outages, interruptions, or fluctuations in any Utilities provided to the Premises. Resident releases Company from any and all such claims and waive any claims for offset or reduction of Rent or diminished rental value of the Premises due to such outages, interruptions, or fluctuations.

9.
If the Premises are sub metered, Resident agrees to allow Company, or a billing service provider designated by Company, access to the Premises in order to read the sub meter. No such access to the sub meter will unreasonably interfere with Resident’s use or enjoyment of the Premises.

10.
Resident understands and agrees that continued occupancy of the Premises when utility services have been discontinued is hazardous. Additionally, Resident shall not tamper with, adjust, or disconnect any utility sub metering system or device.

11.
Resident agrees that Resident may, upon thirty (30) days prior written notice from Company to Resident, begin receiving a bill for utilities and services in addition to those initially identified on the Terms Sheet, at which time such additional utilities and services shall for all purposes be included in the term “Utilities.”

12.
Resident shall connect all utilities, which are billed directly to Resident by the utility company providing the services on the date Resident takes possession of the Unit. If Resident fails to do so, Company reserves the right to charge Resident a Utility Recovery Fee, as well as any such utility charges incurred by Company between the date Resident takes possession of the Unit and the date such utilities are connected in Resident’s name. Similarly, Resident shall not allow any utilities billed directly to Resident by the utility company providing the services to be disconnected by any means (including nonpayment of bills for such utility services) until the date Resident vacates the Unit and the Lease is terminated, at which time Resident shall obtain final bills and pay all outstanding charges for utility service up to and including the date Resident vacates the Unit. If service for any utility is disconnected prior to the date Resident vacates the Unit, Resident will be charged $ 10.00 per day between the date the utility is disconnected and the date Resident vacates the Unit.

MOLD NOTIFICATION AND PREVENTION MEASURES
It is our goal to maintain the highest quality living environment for our Residents. Please know that our maintenance associates have inspected your apartment home prior to it being leased to you and we know of no damp or wet building materials or mold or mildew contamination.
Mold can grow, however, if the premises is not properly maintained or ventilated. If moisture is allowed to accumulate in your apartment, it can cause mildew and mold growth. It is important that you regularly allow air to circulate in the apartment. It is also important that you keep the interior of the apartment clean and that you promptly notify the Leasing Office of any leaks, moisture problems and/or mold growth.
This is such an important issue, we need to spell things out clearly and add some required legal language. It is your responsibility to comply with the following list of responsibilities that will prevent the occurrence of an infestation of mold or mildew in the premises. As this “Standard Apartment Lease — Terms and Conditions, Resident Services, General Policies and Community Guidelines” becomes incorporated as part of the Lease you have signed, you, as Resident, agree to:

1.	Keep the apartment free of moisture, dirt and debris that can harbor mold.

2.	Immediately report to the Leasing Office any water intrusion, such as plumbing leaks, drips or “sweating” walls or pipes.

3.	Notify the Leasing Office of any overflow from bathroom, kitchen, or laundry facilities, especially when the overflow may have permeated walls or cabinets.

4.	Report to the Leasing Office any significant mold growth on surfaces inside the premises.

5.	Allow maintenance associates to enter the apartment to inspect for mold and make necessary repairs.

6.	Use bathroom fans while showering or bathing. However, do not leave fans on for long periods of time. Report any non-working fan to the Leasing Office.

7.	Use exhaust fans whenever cooking, dishwashing or cleaning.

8.	Use reasonable care to close all windows and other openings to prevent outdoor water from penetrating into the apartment.

9.	Clean and dry any visible moisture on windows, walls and other surfaces, including your personal property, as soon as reasonably possible. (Note: Mold can grow on damp surfaces within 24 to 48 hours.)

10.	Notify the Leasing Office of any problems with the air-conditioning or heating systems.

11.
Indemnify and hold harmless the owner/agent of the apartment community from any actions, claims, losses, damages and expenses, including but not limited to attorney’s fees that may be sustained or incurred as a result of your negligence or the negligence of any Guest or Other person living in or using the premises.

12.
Resident acknowledges that it is necessary for Resident to provide appropriate climate control, keep the apartment clean, and take other measures to prevent mold and mildew from accumulating in the apartment. Resident agrees to clean and dust the apartment on a regular basis and to remove visible moisture accumulation on windows, walls, and other surfaces as soon as reasonably possible. Resident agrees to immediately report to the Leasing Office(i) any evidence of a water leak or excessive moisture in the apartment, as well as in any storage room, garage or other common area; (ii) any evidence of mold or mildew-like growth that cannot be removed by simply applying a common household cleaner and wiping the area; (iii) any failure or malfunction in the heating, ventilation or air conditioning systems in the apartment; and (iv) any inoperable doors or windows. Resident further agrees that Resident shall be responsible for damage to the Premises and Resident’s property as well as injury to Resident and Occupants resulting from Resident’s failure to comply with the terms of this Paragraph.

COMMUNITY SAFETY & SECURITY SUGGESTIONS
Remember the old adage, “Better safe than sorry”? That’s certainly true when it comes to the safety and security of you and your loved ones. There is no security system or device that can guarantee your personal security. Safety devices such as alarm systems, courtesy patrols, patrol services and access gates are not guarantees against crime. The following are some prevention tips to help you develop the awareness you need to protect yourself and enhance the safety and security of your new home. Taking common sense precautions can help protect you, your Occupants, Guests and your personal property. We encourage you to consistently follow the guidelines listed below.
Inside Your Apartment

•
Always use safety devices. Keep your doors and windows locked whenever possible while in your apartment—and be sure to lock them before leaving. Always use additional security devices provided, including deadbolt or night latches, and notify the Leasing Office of any defective lights, faulty locks, lost keys or other problems.

•
Always identify your visitor before opening the door. Use the peephole or window to confirm who is on the other side. Demand credentials from all deliverymen, salesmen and repairmen before admitting them into your home. Check references given by applicants for household jobs.

•	Do not admit anyone to your apartment because they claim to work for this apartment community unless they have the proper property credentials or are personally known to you.

•
Be cautious. Never give your telephone number or address to an unknown caller. Never mention that you are alone. Use a generic listing on your mailbox or doorbell—for example; use M Jones, rather than Mary Jones.

•	Keep window treatments closed. To prevent intruders from viewing the contents of your apartment, close curtains, blinds or window shades at night and when you leave.

•
Exercise caution. Keep window-covering cords and chains permanently out of reach of children. The Consumer Product Safety Commission advises that strangulation deaths can occur if children get tangled in the window cord loops while sleeping or playing. The cords on window shades, blinds and draperies are separated to prevent this from occurring, so please do not knot or tie the cords together.

•	Consider keeping your most valuable papers, jewelry and other precious items in a bank safe deposit box. If you choose to keep these items at home, obtain devices to safeguard and conceal them.
Away From Your Apartment

•
Lock all doors whenever you leave your apartment. It’s a good idea to keep the doors locked when you are home, too. Statistics show that thousands of thieves simply walk through open doors or windows. Lock up, even when you leave for just a brief time!

•
Leave a light on in the apartment when you are out. Lights should be diffused and give the appearance that more than one room is lighted. Inexpensive timers are available that can be set to automatically operate lights and/or radios at appropriate times.

•
Do not hide keys outside. Intruders may observe you hiding your apartment key outside or they could discover it by accident. Keep entry codes confidential. If you have an entry code, don’t give it to anyone.

•	Temporarily halt delivery of newspapers and mail delivery or ask a friend to collect them when you are away for an extended period of time.

•	Be vigilant and aware of your surroundings. When driving in the parking area, be aware of anything unusual. Report loiterers and suspicious activity to the police.

•
Focus on car safety. Never leave your keys in the car and never leave your car running—not even for a moment! Don’t leave valuables in your car where they can be easily seen. Approach your car with keys in hand to avoid fumbling through pockets and bags for keys. Check the back seat before you get into the car.

CLEANING/REPAIR/REPLACEMENT
Normal Charges: We do not consider general cleaning of any kind to be a condition of normal wear and tear. Listed below are specific cleaning, repair and/or replacement charges if done or contracted out by management.

CLEAN (Minimum Charges for Each)		REPLACEMENTS (flat charge for each)		GENERAL LABOR (Paid Hourly)
Oven	$25.00	Oven Rack	$25.00	Trash Removal	$25.00/hr
Range Top	$10.00	Broiler Pan	$25.00	Hardwood Floors	$25.00/hr
Vent Hood	N/A	Burner Ring	N/A	Additional Cleaning	$25.00/hr
Microwave	$15.00	Burner Coils	$25.00	General Repair	$25.00/hr
Refrigerator	$25.00	Drip Pans	$7.00	Carpet Repair	$25.00/hr
Kitchen Floors	$25.00	Control Knobs	$15.00	Wall Repair	$25.00/hr
Kitchen Countertops	$10.00	Self-Cleaning Lever	$150.00	Wallpaper Repair	N/A
Kitchen Cabinets	$50.00	Ice Trays	N/A	Countertop Repair	$25.00/hr
Dishwasher	$15.00	Crisper Trays	$25.00	Vinyl Repair	$25.00/hr
Kitchen Sink	$5.00	Butter Dish	N/A	Porcelain Repair	$25.00/hr
Light Fixture	$10.00	Sink Strainer	$5.00	Extermination	$25.00/hr
Bathtub	$25.00	Garage Disposal Cover	$5.00
Shower/Tile	$25.00	Towel Bar	$10.00
Bathroom Sink	$5.00	Shower Rod	$10.00
Bathroom Floor	$25.00	Toilet Seat	$10.00	T & M = Time & Materials
Commode	$10.00	Smoke Alarm	$25.00
Bathroom Cabinets	$25.00	Outlet Plates	$2.00
Mirrors	$10.00	Switch Plates	$15.00
All Fixtures	$10.00	Peep Hole	T&M
Switch Plates	$5.00	Light Fixture	$200.00
Windows	$10.00	Exterior Door	$100.00
Mini/Vertical Blinds	$15.00	Interior Door	T & M
Patio/Balcony/Porch Door	$10.00	Mirrored Door	$15.00
Storage	$10.00	Screen Window Covering	$50.00/key
Vaccum Carpet	$35.00	Keys	$100.00
Fireplace	$25.00	Lock/Change/Rekey	$100.00
Washer/Dryer	$10.00	Key Card	T & M
Heat Registers	$5.00	Fireplace Grate	T & M
		Fireplace/door	T & M
		Light Bulbs	T & M
		Countertops	T & M
If cost of repair exceeds 50% o f replacement cost, replacement cos t w ill be charged.
Nothing herein shall be construed as a Limitation upon the Landlord's or Agent's right to pursue cause for damages not specifically listed herein. Prices may change without notice.

ADDITIONAL INFORMATION Additional Community Policies
You must abide by all Community policies set forth in the Lease. Please check with the Leasing Office to see if there are additional community policies in effect at your Community.
Changes to this Handbook
These policies may be modified from time to time without notice. Violations of these policies will constitute a breach of your Lease.
Severability
If any provision of the Lease is determined to be invalid or unenforceable, such determination shall not affect or invalidate any other provision of the Lease.

MILLS PROPERTIES, INC. APARTMENT LEASE – TERMS SHEET

RESIDENT:

Resident's Name: ______ DOB: ______
Resident's Name: ______ DOB: ______
Resident's Name: ______ DOB: ______
Resident's Name: ______ DOB: ______

Other Occupants:

Name: ______ DOB: ______
Name: ______ DOB: ______
Name: ______ DOB: ______
Name: ______ DOB: ______

Guarantor:

Name: ______ DOB: ______
Name: ______ DOB: ______

Leased Premises:

Property: ______ Apt. # ______
Address: ______

together with the inventory of furniture, if any, and appliances.

TERM. Commencing on the ______ day of ______ the effective date), and expiring on the ______ day of ______ at 12:00 midnight. A **MONTH TO MONTH** RESIDENT as defined in Section 20 of the Standard Apartment Lease shall pay the **CURRENT MARKET RENT** plus a month to month fee of **$250.00.** The Company will advise Month to Month resident in writing of the **CURRENT MONTHLY RENT** Thirty (30) Days before the expiration of existing lease. If RESIDENT is in violation of the Lease by either holding over without the consent of the company or agreeing to sign a lease extension and then not signing the extension, RESIDENT shall be reponsible for DOUBLE the Current Monthly Market Rent, plus a Month to Month Fee of **$250.00.**

MONTHLY RENT:

Market Rent (BR):	$ -
Discount to Market - Move In (DM):	$ -
Discount to Renewal - Renewal (DR):	$ -
Pet Rent (PI):	$ -
Washer/Dryer (WD):	$ -
Storage (SI):	$ -
Garage/Parking (PK):	$ -
Garage/Parking (PK):	$ -
Other: ______	$ -
Other: ______	$ -
Total Monthly Rent:	$ -

RESIDENT DEPOSITS:

Security Deposit (DE):	$ -
Pet Deposit (PD):	$ -
Other: ______	$ -
Total Deposits:	$ -

OTHER FEES AND CHARGES:

Non-refundable Fees (NR):	$ -
Application Fee (AF):	$ -
Other: ______	
Other: ______	
Total Other Fees and Charges	$ -

TOTAL CONCESSION: As consideration for Resident to enter into lease agreement for above leased premises and to fulfill Lease Obligations throughout the full term of Resident's lease, Resident will receive the following concession:

One-Time Concession: Resident will receive a One Time concession of ______ Concession will be credited to the Total Monthly Rent due for the Month(s) of ______
Other: ______

General Agreement: Lessor leases to Resident the above-described premises, which Resident accepts from Lessor for the Term, beginning with the Term Commencement Date, the Total Monthly Rent indicated. Resident agrees that Lessor shall not be liable for failure to deliver possession of the Premises on the Commencement Date, provided that in such event rent shall be abated from the Commencement Date to the day of possession is delivered to Resident.

Payment of Total Monthly Rent and Rental Due Date: Resident agrees to pay $ - per month to Lessor, DUE AND PAYABLE WITHOUT OFFSET OR DEMAND, ON THE FIRST DAY OF EACH MONTH DURING THE TERMS OF THIS LEASE, at the office of the Lessor's Property Manager (the "Rental Office"), or at any such other place as may be designated by Lessor. If lease commencement date falls after 1st day of the calendar month, Resident agrees to pay a Pro-Rated Rent of $ - due on ______ (the effective date of lease), for period of ______ ,through ______ .

______ Company Initials ______ Resident Initials ______ Resident Initials ______ Resident Initials ______ Resident Initials

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Late Payment: Resident further agrees that delinquency in payment of rent when due causes Lessor damages in the form of additional administrative and legal expenses. Should Resident fail to pay Lessor any rent installment or other amounts due under this Lease by midnight the 3rd day of any calendar month, Resident agrees to and shall pay, without demand, the amount of **Fifty Dollars ($50.00)** as additional rent and secured hereunder as rent. Should Resident fail to pay Lessor any rent installment or other amounts due under this Lease, by the tenth (10th) day of any calendar month, Resident agrees to and shall pay, without demand, the amount of an additional **Seventy Five ($75.00)** as additional rent and secured hereunder as rent. In the event any single check delivered to Lessor hereunder by or for Resident shall not be paid upon presentation to designated depository thereon, there shall immediately accrue a charge of **Fifty Dollars ($50.00)** for each such dishonored check as additional rent and secured hereunder, In addition, applicable late charges will be due from Resident if the dishonored check is not replaced in time to avoid such late fees. In the event any single check is not paid upon presentation for payment, Lessor shall have the right to require all subsequent amounts payable under this Lease to be paid by the Resident in the form of cashier's check or money order, drawn on a local bank, and payable to Lessor without intervening endorsement, or by such other medium and at such place as Lessor may by notice to Resident direct. All payments received after the 3rd day of the month must be in the form of a cashier's check or money order. A personal check from persons not named on the lease may be returned to Resident. Monies paid will be applied first to any previous balance due on Resident's account including rent, late charges, returned check charges, attorney's fees and damages; and secondly to current rent. Any proceedings brought to enforce any of the provisions of this Section shall not constitute a forfeiture of this Lease; nor shall the provisions of this Section affect the right of Lessor to declare a forfeiture of this Lease for failure to pay rent when due or for any other cause as set forth herein.

Lease Term Expiration: A written Notice to Vacate shall be give at least 60 days prior to Expiration Date of the Lease Term. Month to Month leases require a 30 day written notice to be given. Failure to provide required written notice will result in a liquidated damage fee as defined in Section 20 of the Standard Apartment Lease.

Early Termination Fee: ______________ **, A 60 day wirtten notice to vacate is required, as well as payback of any concession received.**

__________________ ____________ ___________ _____________ ____________
Company Initials Resident Initials Resident Initials Resident Initials Resident Initials

Concession Forfeiture on Late Payment or Default. Should Resident fail to pay Lessor any rent installments or other amounts due under the Lease by midnight the 3rd day of any calendar month, in addition to the late fees set forth above Resident agrees to and shall pay to Lessor, without demand, the amount of the monthly Concession for that month as additional rent. In the event Lessor declares a forfeiture of this Lease, or brings an action for rent and possession, for failure to pay rent when due or for any other cause as set forth herein, all Rent Concessions shall be immediately due and payable, and Resident agrees to and shall pay to Lessor, without demand, the full amounth of all monthly Concessions granted to Resident under the terms of the Lease.

Receipt and Return of Keys to the Premises: Resident acknowledges receipt of 2 apartment keys, 2 mailbox keys, N/A other keys to the Premises. ALL keys received by Resident from Lessor or reproduced by or for Resident, shall be returned by Resident to Lessor when Resident's right of occupancy hereunder terminates. ALL keys must be received by Lessor on or before the Lease Termination Date.

Pets:

Approved Pets NONE

Type	Breed	Weight	License/Tag

Lessor Pays Checked Utilities:

_______ Electricity Gas _______ Water _______ Garbage Removal _______ Sewer/Storm water

Additional Agreements:

Standard Apartment Lease - Terms and Conditions, Resident Services, General Policies and Community Guidelines
Pet Addendum
Move-In Inspection
Other: Storage Addendum (if applicable)
Other: Key Addendum
Other: Parking Addendum (if applicable)
Other: Lead Base Paint Disclosure (if applicable)

ThisTerms Sheet ("Terms Sheet") is incorporated into the Standard Apartment Lease – Terms and Conditions, etc. revision date 10/7/09 and any other revisions, thereafter, and any written agreements executed simultaneously herewith or otherwise in connection with this Terms Sheet, including, without limitation, the Additional Agreements identified above, each of which is incorporated herein by reference and all of which shall be referred to as the "Lease" between the parties. All capitalized terms not defined in this Terms Sheet shall have the meaning given to such in the Terms and Conditions.

This Terms Sheet and Lease are duly executed by each Resident and by the Lessor on or as of the Effective Date.

By signing this Terms Sheet and Lease, each Resident acknowledges that he or she has received, has read and agrees to all of the provisions of this Terms Sheet, the Standard Apartment Lease - Terms and Conditions, etc. and all other agreements included in the definition of the "Lease".

Resident acknowledges that this Lease may be automatically renewed on a month to month basis in the event Resident fails to provide timely written notice of Resident's Intent to Vacate the Premises prior to the Expiration Date of the Lease Term in accordance with the provisions set forth in the Standard Apartment Lease - Terms and Conditions.

READ THIS TERM SHEET BEFORE SIGNING

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first written.

Mills Properties, Inc.

Resident Date

By: ______________________________
Authorized Agent for Company Date

Resident Date

Resident Date

Updated 2/21/2014

Resident Date

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EXHIBIT D
HUD ADDENDUM TO MANAGEMENT AGREEMENT
The Property was developed with financing through HUD’s new construction program pursuant to Section 221(d)(4) of the National Housing Act, as amended;
As a condition of the financing HUD requires the following terms to be incorporated into the in the Agreement to which this Exhibit D is a part (the “Management Agreement”).
Owner and Property Manager hereby agree that notwithstanding anything to the contrary set forth in the Management Agreement, as long as the financing through HUD’s 221(d)(4) program remains outstanding:

1.	Management Fees will be computed and paid according to HUD requirements.

2.	HUD may require the Owner to terminate the agreement:

a.	Immediately, in the event a default under the Mortgage, Note, or Regulatory Agreement, attributable to the Property Manager occurs;

b.	Upon 30 days written notice, for failure to comply with the provisions of the Management Certification or other good cause; or

c.	When HUD takes over as Mortgagee in Possession (MIP).

3.	The Management Agreement may not be assigned without the prior written approval of HUD.

4.	If HUD terminates the Management Agreement, Owner will promptly make arrangements for providing management satisfactory to HUD.

5.	HUD’s rights and requirements will prevail in the event the Management Agreement conflicts with them.

6.
The Property Manager will turn over to the Owner all of the project’s cash trust accounts, investments, and records immediately, but in no event more than 30 days after the date the Management Agreement is terminated.

7.	Any indemnification by the Owner shall be paid solely from surplus cash proceeds as defined in the Regulatory Agreement or the proceeds of an insurance policy.

D-1